As Filed with the Securities and Exchange Commission on November 12, 1997
                                                  Registration No. 333-27093


------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                ---------------


                              Amendment No. 1 to


                                  FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ---------------

                     IntelliSys Automotive Systems, Inc.
                (Name of small business issuer in its charter)


          Delaware                                             13-3841920
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)


                       27777 Franklin Road - Suite 1420
                          Southfield, Michigan 48034
                                (810) 213-0284
                       (Address and telephone number of
              principal executive offices and place of business)


                           Douglas Dick, President
                     IntelliSys Automotive Systems, Inc.
                              24409 Halsted Road
                          Farmington, Michigan 48331
                                (248) 888-9255
                         (Name, address and telephone
                         number of agent for service)


                                  Copies to:

       Frederick M. Mintz, Esq.                  Neil S. Baritz, Esq.
         Mintz & Fraade, P.C.                       Dreier & Baritz
          488 Madison Avenue              1515 No. Federal Highway, Suite 300
       New York, New York 10022                  Boca Raton, FL 33432
     Telephone No.: (212) 486-2500           Telephone No.: (561) 750-0910
     Facsimile No.: (212) 486-0701           Facsimile No.: (561) 750-5045


                Approximate date of proposed sale to the public:

  As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o _____________________.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________________.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                            Proposed          Proposed
                                                        maximum offering       maximum
        Title of each class of            Amount to be       price            aggregate          Amount of
      securities to be registered          registered     per unit (1)    offering price (1)  registration fee
--------------------------------------------------------------------------------------------------------------
Units, each consisting of  (2) .....         345,000      $     10.0          $3,450,000          $  1,045.4
     (a) 2 shares of Common Stock,
         $.001 par value ...........         690,000
     (b) 1 Redeemable Common Stock
         Purchase Warrant ..........         345,000
--------------------------------------------------------------------------------------------------------------
Common Stock, issuable upon
     exercise of the Redeemable
     Warrants (3)(4) ...............         345,000      $     7.50          $2,587,500          $    784.09
--------------------------------------------------------------------------------------------------------------
Underwriter's Warrants (5) .........          30,000      $     .001          $       30                  --
--------------------------------------------------------------------------------------------------------------
Units, issuable upon exercise of the
       Underwriter's Warrants, each
       consisting of ...............          30,000      $     12.0          $  360,000          $    109.09
       (a) 2 shares of Common Stock
                           (4) .....          60,000
       (b) 1 Redeemable
       Common Stock Purchase
       Warrant (4) .................          30,000
--------------------------------------------------------------------------------------------------------------
Common Stock, issuable upon
       exercise of the Redeemable
       Warrants underlying the
       Underwriter's Warrants (4) ..          30,000      $      7.50         $  225,000          $     68.18
--------------------------------------------------------------------------------------------------------------
Total Registration Fee .........................................................................  $  2,006.83
--------------------------------------------------------------------------------------------------------------




(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(2) Includes 45,000 Units and 90,000 shares of Common Stock and 45,000 Redeemable Warrants included in such Units subject to the over-allotment option granted by the Company to the Underwriter.

(3) Includes 45,000 shares of Common Stock issuable upon exercise of Redeemable Warrants subject to the over- allotment option granted by the Company to the Underwriter.

(4) Pursuant to Rule 416, there are also being registered such indeterminable additional shares of Common Stock and Redeemable Warrants as may become issuable pursuant to anti-dilutive provisions contained in the Redeemable Warrants and the Underwriter's Warrants.

(5) To be sold to the Underwriter. Pursuant to Rule 457(g), no separate registration fee is required for the Underwriter's Warrants.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1997


                     INTELLISYS AUTOMOTIVE SYSTEMS, INC.


                                300,000 UNITS


              Each Unit Consisting of Two Shares of Common Stock
               and One Redeemable Common Stock Purchase Warrant


      IntelliSys Automotive Systems, Inc. (the "Company") hereby offers (the "Offering") 300,000 units (each, a "Unit"). Each Unit consists of two shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), and one Redeemable Common Stock Purchase Warrant (each, a "Warrant"). The Shares and Warrants are sometimes hereinafter collectively referred to as the "Securities." The Shares and Warrants shall initially trade as a unit and the Warrants shall not be detachable nor separately transferable from the Units until determined by the Underwriter, in its sole and absolute discretion. The Warrants shall be exercisable commencing one year after the Effective Date of this Offering. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $7.50 per share, at any time during the five year period commencing on the date of this Prospectus. The Warrant exercise price is subject to adjustment under certain circumstances. Commencing 18 months after the date of this Prospectus, the Warrants are subject to redemption by the Company, in whole but not in part, at $.10 per Warrant, on 30 days prior written notice provided that the per share closing bid quotation of the Common Stock as reported on the Nasdaq SmallCap Market ("Nasdaq") equals or exceeds $ 10 per share (subject to adjustment under certain circumstances) for any twenty trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Securities - Warrants."

      Prior to this Offering, there has been no public market for the Securities, and there can be no assurance that any such market will develop after the consummation of this Offering, or, if developed, that it will be sustained. It is currently contemplated that the initial public offering price will be $10.00 per Unit. For information regarding the factors considered in determining the initial public offering price of the Units and the terms of the Warrants, see "Risk Factors" and "Underwriting." Application has been made to include the Common Stock and Warrants on Nasdaq SmallCap under the symbols "ITAA" and "ITAAW", respectively. The Company's Class A Stock currently trades on the NASD Bulletin Board under the symbol "ITAAA". See "Description of the Securities - Class A Stock."


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS," COMMENCING ON PAGE 8, AND "DILUTION."

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.


================================================================================
                           Price to        Underwriting         Proceeds to
                          Public (1)       Discount (1)         Company (2)
--------------------------------------------------------------------------------
Per Unit................  $    10.00         $   1.00               $ 9.00
--------------------------------------------------------------------------------
Total Offering(3).......  $3,000,000         $300,000           $2,700,000
================================================================================
                                           See inside front cover for footnotes.


                             THE AGEAN GROUP, INC.
                  The date of this Prospectus is _______, 1997.

(1) Does not include additional compensation payable to The Agean Group, Inc. (the "Underwriter"), in the form of a non-accountable expense allowance See "Underwriting". In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the Underwriter and other compensation payable to the Underwriter.

(2) Before deducting estimated expenses of the Offering of $350,000, excluding the Underwriter's non-accountable expense allowance.

(3) The Company has granted to the Underwriter an option exercisable within 45 days after the date of this Prospectus, to purchase up to an aggregate of 45,000 additional Units on the same terms and conditions as set forth above, solely for the purpose of covering over-allotments, if any (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Proceeds to the Company will be $3,450,000, $345,000 and $2,665,000, respectively. See "Underwriting."

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON NASDAQ SMALLCAP. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



      The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as the Company may deem appropriate or as may be required by law.

                          [PHOTOGRAPHS AND CAPTIONS]

--------------------------------------------------------------------------------

                              PROSPECTUS SUMMARY


      The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise noted, the information in this Prospectus (i) assumes that none of the Warrants included in the Units being offered hereby, the Over-Allotment Option, Underwriter's Warrants or Warrants issuable upon exercise of the Underwriter's Warrants will be exercised,
(ii) does not include any of the 400,000 shares of Common Stock reserved for issuance upon the exercise of options for grant under the Company's 1997 Stock Option Plan (the "Stock Option Plan"), of which no options have been granted as of the date of this Prospectus, and (iii) does not include the 7,500 shares of Common Stock issuable upon exercise of options granted to Mintz & Fraade, P.C., counsel to the Company, previously issued and presently outstanding. This Prospectus contains certain forward looking statements concerning the Company's operations, economic performance and financial condition. Such statements are subject to a number of risks and uncertainties. The Company's actual results could differ materially from those currently anticipated due to a number of factors including those identified under "Risk Factors" and elsewhere in this Prospectus.

                                  The Company

      The Company is engaged in marketing and servicing RT/AI(R) Agentware computer software, which utilize Real Time Artificial Intelligence ("RT/AI"), and related computer hardware, for automated manufacturing and control systems. The Company sells its products directly to manufacturers of automotive vehicles including, but not limited to, automobiles, buses, trucks and vans and manufacturers of automotive vehicles (the "Automotive Industry") and to entities that supply manufacturing and other equipment and software to the Automotive Industry; provided, however that such entities can only utilize the RT/AI in connection with the portion of their business which is engaged in the Automotive Industry. In general, "Real Time" refers to the ability of a computer to process and respond to current information and data input contemporaneously with the receipt of such information and data, while "Artificial Intelligence" refers to computer software programmed to mimic the human decision-making process. In addition to providing RT/AI software and hardware, the Company enhances production and control machinery manufactured by third parties with its RT/AI products and installs the enhanced machinery in the manufacturing plants of its Automotive Industry customers.


      The Automotive Industry is experiencing a substantial shift in its manufacturing process and control systems as automated machinery and the entire manufacturing and administrative process becomes increasingly computerized. The present Automotive Industry environment of "just-in-time" manufacturing, with the typical production line handling numerous installation functions involving a multitude of exterior and interior colors, interior fabrics, individual options and option packages, engines and transmissions types and other features and, possibly, different automobile models, has created a demand for computer software application programs capable of controlling the complexity of machinery, process and quality control systems and planning and scheduling systems in a manner that reduces response time and costs. There are in excess of 350 Automotive Industry manufacturing plants located in North America, with the typical plant having an average of 500 automated machines involved in the production and inspection processes. The Company has targeted each manufacturing plant within the Automotive Industry in North America as a potential customer, with the control systems of each automated machine in such manufacturing plants as capable of being enhanced by one or more of the Company's products. In addition, each manufacturing plant has one or more management information system ("MIS"), overseeing the maintenance, supply acquisition, order fulfilment and other administrative functions within the plant. Such MIS systems can also be augmented by the Company's line of RT/AI products.


      The RT/AI computer software being licensed by the Company was developed by ISI Technology Corp., formerly known as IntelliSys Systems, Inc. ("ISI"). In August 1995, the Company acquired from ISI the exclusive license in perpetuity (the "License") to sell RT/AI computer software and related technology (the "Products") to the Automotive

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Industry in North America. In addition, the Company acquired all of ISI's rights under various purchase orders (each, a "Purchase Order") and, perhaps more importantly, certain blanket purchase orders (each, a "Blanket Purchase Order" or "BPO"), including a BPO with the purchasing agent of The Ford Motor Company ("Ford"), SNAPP. In the automotive manufacturing business, a BPO operates as a pre-approval of the vendor as a provider to the BPO issuer of the items listed in the BPO. Although issuing a BPO does not constitute a firm commitment, and the issuer of the BPO is under no obligation to purchase the items listed thereon from such vendor, a BPO increases the probability that such vendor will be chosen to supply those items listed in the BPO if and when such items are ordered. Although the BPO with Ford has expired, Management believes that as a practical matter no replacement is required in view of the fact that the Company has been approved as a direct vendor to Ford and has received a vendor number which facilitates its sales. There can be no assurance that sales to Ford will continue to occur. See "Risk Factors: Risk of Loss of Material Customers, Lack of Firm Contracts." See "Business - License Agreement with ISI Technology Corp."

      ISI is an artificial intelligence software and engineering firm headquartered in Syracuse, New York. Certain of the Company's employees including, but not limited to, Douglas Dick, the President and a director of the Company were previously employed by ISI and/or its subsidiaries. Mr. Dick was previously an officer and director of ISI and currently owns, directly or through his family, shares in ISI. See "Management." In 1987, ISI developed a "knowledged based" computer software program called "RT/AI(R) Agentware(TM)" ("Agentware"), a computer aided software engineering ("CASE") tool which is used to develop knowledged based software applications in the form of "intelligent agents." In general, "knowledge based" means that the software has certain attributes normally associated with human knowledge, while "intelligent agent" refers to software in which the "knowledge" is organized and placed in modules call "agents." Management believes that, when incorporated into computer software used in connection with manufacturing, process and quality control and MIS systems, these attributes can increase the productivity and lower the costs of manufacture within the Automotive Industry. Pursuant to the terms of the License, ISI is required to provide all innovations, improvements, upgrades, modifications, substitutions, replacements and enhancements to the Products and to correct any errors to the Products. ISI has informed the Company that it intends to continue to develop and produce upgrades, enhancements and additions to the Products for the foreseeable future, although it is not obligated to do so. The Company has received regular updates to the Products since it first acquired the License. See "Business - License Agreement with ISI Technology Corp." and "- Products."



                                 The Offering



Securities Offered.......... 300,000 Units are being offered hereby. Each Unit consists of two Shares and one Warrant. The Shares and Warrants shall not be detachable nor separately transferable from the Units until determined by the Underwriter, in its sole and absolute discretion. The Warrants will be exercisable commencing one year after the Effective Date of this Offering.


Terms of Warrants........... Each Warrant entitles the registered holder thereof to purchase, at any time commencing on the date of this Prospectus and until , 2002 [five years from the date of this Prospectus], one share of Common Stock at a price of $ 7.50 per share, subject to adjustment in certain circumstances. Commencing eighteen months after the date of this Prospectus, the Warrants are subject to redemption by the Company, in whole but not in part, at $.10 per Warrant, on 30 days' prior written notice provided that the per share closing bid quotation of the Common Stock as reported on Nasdaq equals or exceeds $ 10 per share, subject to adjustment, for any twenty trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Securities - Warrants."

--------------------------------------------------------------------------------

Unit Offering Price......... $ 10  per Unit.


Common Stock and Warrants
      Outstanding:
      Prior to the Offering. 4,000,000 shares of Common Stock and -0- Warrants.
      After the Offering.... 4,600,000 shares of Common Stock and 300,000
                             Warrants.


Use of Proceeds............. For sales and marketing, enhancement of productivity, increase in capacity and general corporate purposes.

Risk Factors................ The securities offered hereby involve a high degree of risk and immediate and substantial dilution. See "Risk Factors" and "Dilution."


Proposed Nasdaq Symbols (1):
      Unit.................. ITAAU
      Common Stock.......... ITAA
      Warrants.............. ITAAW

----------
(1) Application has been made for quotation of the Units, Common Stock and Warrants on Nasdaq SmallCap.


                            Summary Financial Data

      The following table presents summary financial data of the Company. The summary consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, and notes thereto, included elsewhere in this Prospectus.

Statement of Operations Data:


                                         July 14, 1995
                                      (Date of Inception)                     9 Months           9 Months
                                            Through         Year Ended         Ended              Ended
                                         September 30,     September 30,        June               June
                                             1995              1996           30, 1996           30, 1997
                                      -------------------  ------------      -----------       -----------
Revenues ..........................      $    41,826       $   793,457       $   522,858       $   802,717
Costs and expenses ................          143,171         1,125,250           730,005         1,426,158
(Loss) from operations ............         (101,345)         (331,793)         (207,147)         (623,441)
Net (loss) ........................         (100,707)         (331,846)         (207,304)         (623,026)
Net (loss) per share ..............             (.05)             (.17)             (.03)             (.10)
Weighted average shares outstanding        2,000,000         2,005,479         6,000,000         6,000,000
(Common and Class A Shares)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Balance Sheet Data:


                                                       June 30, 1997
                               September       ----------------------------
                                30, 1996         Actual       Pro Forma (1)
                               ----------      ----------     -------------

Working capital (deficit)      $  359,422      $1,064,042      $3,324,042
Total assets ............       1,509,897       2,549,338       4,809,338
Total liabilities .......         141,450       1,053,917       1,053,917
Stockholders' Equity ....       1,368,447       1,495,421       3,755,421

(1) Assumes the sale of the minimum 300,000 Units being offered for sale by the Company in the Offering and the initial application of the estimated net proceeds therefrom. See "Use of Proceeds," "Description of Securities" and "Underwriting."

--------------------------------------------------------------------------------

                                 RISK FACTORS


      Prospective investors should carefully consider the following factors, in addition to the other information contained in this Prospectus, in evaluating an investment in the Securities offered hereby. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.


Limited Operating History; History of Losses; No Assurance of Profitability; Going Concern Disclosure in Independent Auditors' Report. The Company was incorporated in July 1995. Accordingly, it has a relatively short operating history upon which an evaluation of its prospects and performance can be made. Further, the Company's operations are subject to all of the risks inherent in a new business enterprise including, but not limited to, high expense levels relative to revenues, complications and delays frequently encountered in connection with the development and introduction of new products and services, the ability to recruit and retain accomplished management and support personnel, competition from established businesses, lack of capital, lack of experience in the marketing of products, the ability to establish and sustain product and service quality and unanticipated costs and expenses. The Company has incurred net losses in each of its fiscal years since inception and, as of June 30, 1997, had an accumulated deficit of $1,055,579. The Company has recently reduced the salaries of many of its employees and terminated one technical employee as a result of its continued losses and limited cash flow. In addition, the Company has been advised by ISI that ISI expended in excess of $5,300,000 to develop the technology which, with respect to the Automotive Industry, is the subject of the License and in its efforts in marketing the RT/AI technology to the North American Automotive Industry prior to the granting of the License to the Company which resulted in aggregate losses of $ . The Company pays to ISI as on-going royalty equal to 30% of the "gross revenues" received by the Company. See "License Agreement with ISI Technology Corp". Accordingly, there can be no assurance that the Company will ever achieve or be able to sustain profitability. In addition, unfavorable general economic conditions including, but not limited to, any possible future downturn in the Automotive Industry or the domestic or international economies in general, could materially and adversely affect the Company's future operating results. The report of the independent auditors with respect to the Company's financial statements included in this Prospectus includes a "going concern" qualification, indicating that the Company's substantial losses from operations and negative cash flow raise substantial doubt about its ability to continue as a going concern. See "Management Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto, included elsewhere in this Prospectus.

      Reliance upon ISI. The success of the Company will depend upon many factors beyond the Company's control, including its contractual and working relationship with ISI. The Company relies and will rely upon ISI to correct any errors in the RT/AI technology forming the basis of the Company's products and to provide substantially all of the research and development with respect to innovations, upgrades, modifications, substitutions, replacements and enhancements to the RT/AI technology. In addition, as a licensee of ISI, the Company will benefit from any positive publicity regarding ISI and ISI's standing as a developer and provider of artificial intelligence technology for industrial applications, and will be harmed by any negative reports concerning ISI. Accordingly, the long term viability of the Company is, to a material extent, dependent upon the continued existence and success of ISI. Currently, the Company does not have the internal capabilities to develop the technology which it obtains from ISI. The cessation of operations by ISI or the discontinuance of ISI research and development of artificial intelligence technology as it may benefit the marketability of the Company's products, could have a material adverse effect on the Company. The Company has been informed that ISI has expended in excess of $5,300,000 to develop the technology which, with respect to the Automotive Industry, is the subject of the license and incurred incurred losses of $______ as of December 31, 1996. In addition, ISI has recently reduced its administrative staff and closed its main offices in Syracuse, New York as a result of its continued losses and limited cash flow. As a result, there can be no assurance of (A) ISI's ability to fulfill its obligations pursuant to the License Agreement with ISI and (B) the future viability of ISI and, accordingly, the Company's ability to access the technology. See "Business - General," "- RT/AI Technology," "- License Agreement with ISI Technology Corp." and "- Business Strategy."

      Settlement with United States Government. A criminal indictment has been brought against Intelligent Military Systems (the "Subsidiary") an 81% owned subsidiary of ISI (the licensor of the technology), and Harold Popplewell, the former president of IS, who is the co-inventor of an important aspect of the RT/AI(R) technology and ISI's former attorney (together, the "Defendants") alleging many other claims, various misrepresentations with respect to obtaining loans, mail fraud and money laundering. The Defendants have advised Management that they believe that the indictment was the result of a lawsuit seeking damages for breach of contract brought by the Subsidiary against the United States Navy. The United States Navy recently paid $2,000,000 to settle such claim. Although the Defendants have advised Management that they have not engaged in any illegal activities and for a substantial period of time they vigorously defended the allegations contained in the indictment, Mr. Popplewell recently pled guilty to certain of the charges against him (money laundering, as a result of money being invested in ISI which was utilized for ISI business purposes being paid to a third party entity controlled by Mr. Popplewell to avoid creditors of the subsidiary) in order to avoid a trial with respect to the subject charges due to the expense, uncertainty and disruption of ISI's business that would result from a trial.

      Although Mr. Popplewell (who will be incarcerated for up to eight months) has made past contributions to ISI, including, but not limited to, the development of the technology and of the relationships established by ISI in the Automotive Industry, Management does not believe that there will be any material adverse effect upon the Company due to the fact that other key employees of ISI are still available. There can be no assurance that Management's opinion is correct.


      Possibility of Undetected Errors. One or more of the products offered by the Company when installed within or for a manufacturing production line may contain undetected errors or defects. Products with reliability, quality or compatibility problems could result in returns, reduced orders, uncollectible accounts receivable; expenses in correcting any such errors or defects under warranty, product redevelopment costs, and loss of, or delay in, product acceptance. Any such event could have a material adverse effect upon the Company's business and financial condition.

      Possibility of Need For Design Change. There can be no assurance that the technology incorporated into the Company's products or new products will be operational as expected for all potential customer needs. As the products are tested in the marketplace, the Company may discover that design changes are necessary to achieve the expected performance. There can be no assurance that any design changes required will be developed and incorporated in a timely or economical manner, or at all.


      Need to Develop Product Enhancements and New Products; Risk of Obsolescence. The markets for the Company's products are characterized by rapid technological change, evolving industry standards and customer demands, and frequent new product introductions and enhancements. As a result, the Company's ability to remain competitive will depend in significant part upon ISI's and the Company's ability to continually develop and introduce, in a timely and cost-effective manner, enhancements for its existing products in response to both evolving demands of the marketplace and competitive product offerings. In addition, over the longer term, the Company's ability to remain competitive will depend in significant part upon ISI's and the Company's ability to develop and introduce, in a timely and cost-effective manner, enhancements to its present line of products and new products to expand and diversify the Company's product offerings. ISI is not obligated to development of new products and enhancements. Under the terms of the License Agreement, ISI is required to provide all innovations, improvements, upgrades, modifications, substitutions, replacements and enhancements to its RT/AI technology and to correct any errors to the technology. Although ISI is not obligated to provide services, the Company has been advised by ISI that ISI intends to continue to develop and produce upgrades, enhancements and additions to its RT/AI technology, software application programs and devices for the foreseeable future. The Company has received regular updates from ISI since it first acquired the License. In addition, ISI is entitled to be paid such amounts as may be mutually agreed upon in good faith for all support, consultation or educational services provided by ISI at the Company's request. The Company has the right to make modifications, enhancements or other changes to the RT/AI technology or develops additional devices utilizing the RT/AI technology; provided however, that the Company is required by the License Agreement to provide any such modifications, enhancements or other changes or new products to ISI upon ISI's payment of 50% of the Company's development costs incurred in connection with such modifications, enhancements or other changes or new products. Management views this arrangement as beneficial to the Company in view of the of the fact that it will both obtain the benefit of ISI's improvements and have ISI share the cost of improvements the Company makes.


      There can be no assurance that ISI or the Company will be successful in developing and introducing, in a timely and cost-effective manner, any enhancements or extensions for its existing products or any new products. In addition, there can be no assurance that competitors of the Company will not achieve technological advances that provide a competitive advantage over the Company's products or that make such products obsolete.

      Risk of Loss of Material Customers; Lack of Firm Contracts. The Company is dependent upon a limited number of customers for a substantial portion of its revenues. Revenues derived from two customers accounted for all of the Company's revenues for the fiscal year ended September 30, 1996 (the "1996 Fiscal Year"). Those same two customers also represented over 60% of the value of all orders on hand at November 30, 1996. An unexpected decline in sales to either of such customers could have a material adverse effect upon the Company. In addition, there are no firm contracts governing the Company's relationship with any of its customers. Accordingly, such business relationships could be terminated or curtailed at any time. Although the Company has no firm contracts, it does have Purchase Orders (each, a "PO") and, more importantly, it previously had a Blanket Purchase Order (each, a "BPO") with Ford. In the business of Automotive Industry manufacturing, a BPO operates as a pre-approval of a vendor as a provider of the items listed in the BPO and increases the probability that the Company will be chosen to supply those items listed in a given BPO. However, because the issuer of a BPO is under no obligation to purchase the items listed therein, and because a BPO does not contain a firm commitment for the purchase of any of the items listed therein, there can be no assurance that the Company will continue to benefit from BPOs it has received to date. The Company's BPO from the Ford purchasing agent, which generated 11% of the Company's total revenues from inception through December 31, 1996, terminated in February, 1997. Subsequently, the Company has been approved as a direct vendor to Ford and has received a vendor number which facilitate its sales. There can be no assurance that sales to Ford will continue to occur. The Company does not presently have any BPOs The lack of firm contracts between the Company and its customers could have a material adverse impact on the Company. See "Business License Agreement with ISI Technology Corp." and "- Key Customers."


      Competition. The Company competes in the highly competitive automation and control systems software market and, in particular, in providing control systems using RT/AI technology to the Automotive Industry in North America. Other companies offer products and services similar to those of the Company and target the same customers as the Company. The Company believes its ability to compete effectively depends upon many factors both within and outside its control, including, but not limited to, the quantities of such products required by the market, the timing of such requirements, the continued ability of ISI to provide innovative and competitive RT/AI technology, the ability of the Company to retain and increase its customer base and market share, changes and innovations in the RT/AI technology and in the Automotive Industry, and the financial health of the Company, ISI and certain of the Company's customers. Many of the Company's competitors are substantially larger than the Company and have significantly greater financial resources and marketing capabilities than the Company, together with better name recognition. It is also possible that new competitors may emerge and acquire significant market share. Competitors with superior resources and capabilities may be able to utilize such advantages to market their products and services better, faster and/or cheaper than the Company. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any one of which could have a material adverse effect upon the Company's business, results of operations and financial condition. In addition, there can be no assurance that the Company will be able to compete successfully against its present or future competitors. See "Business
- Competition."

      Dependence Upon Key Personnel. The Company is substantially dependent upon the continued services of its executive management and certain key personnel including, but not limited to, Douglas Dick and Fred Shadko. The loss of the services of Messrs. Dick or Shadko or any other key personnel could have a material adverse effect upon the Company. The Company has no employment agreements with any of its employees, nor does it maintain "key man" life insurance on the lives of any of them. To the extent that the services of any key employee of the Company become unavailable, the Company will be required to retain other qualified persons; however, there can be no assurance that it will be able to employ qualified persons upon acceptable terms. The success of the Company also is dependent upon its ability to identify, hire and retain additional qualified personnel, for whose services the Company will be in competition with other prospective employers, many of which may have significantly greater resources than the Company. There can be no assurance that the Company will be able to hire and, if so, retain, such additional qualified personnel. See "Management."


      No Assurance of Public Market; Arbitrary Determination of Offering Price; Possible Volatility of Market Price of Common Stock and Warrants. Prior to this Offering, there has been no public trading market for the Units, Common Stock or Warrants although the Company's Class A Stock currently trades on the NASD Bulletin Board. There can be no assurance that a regular trading market for either the Units, Common Stock or Warrants will develop or that, if developed, it will be sustained. In addition, the prior and potential future trading of the Company's Class A Stock could result in confusion to brokers and investors. The initial public offering prices of the Units and exercise prices of the Warrants have been determined arbitrarily by negotiations between the Company and the Underwriter and are not necessarily related to the

Company's book value, net worth, results of operations or any other established criteria of value and may not be indicative of prices that may prevail in the public market. In addition, the market prices of the Company's securities following this Offering may be highly volatile, as has been usual with the securities of other small capitalization companies. Factors such as the Company's operating results, announcements as to technological developments in the industry and various factors affecting the automation and control systems software market and the Automotive Industry in general, may have a significant impact on the market price of the Company's securities. In addition, in recent years, the stock market has experienced a high level of price and volume volatility and the market prices for the securities of many companies (particularly of small and emerging growth companies) which trade in the over-the-counter market have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies. See "Description of Securities" and "Underwriting."

      Product Liability Exposure. Although the nature of the Company's business exposes it to some risk from product liability claims, the Company does not currently maintain product liability insurance. Although ISI has certain liability to the Company for product liability claims pursuant to the License Agreement, there can be no assurance that ISI will be able to financially fulfill its obligations. While the Company has taken and will continue to take precautions to minimize exposure to product liability claims, there can be no assurance that it will be able avoid product liability claims. A successful product liability claim brought against the Company could have a material adverse effect upon the Company. See "Business - License Agreement with ISI Technology Corp."


      Uncertain Ability to Manage Growth. The Company's ability to achieve its planned growth is dependent upon a number of factors including, but not limited to, its ability to hire, train and assimilate management and other employees, the adequacy of the Company's financial resources, the Company's ability to identify and efficiently provide and perform such new products and services as the Company's customers may require in the future and its ability to adapt its own systems to accommodate its expanded operations. In addition, there can be no assurance that the Company will be able to achieve its planned expansion or that it will be able to manage successfully such expanded operations. Failure to manage anticipated growth effectively and efficiently could have a material adverse effect on the Company. See "Business - Business Strategy."


      Broad Discretion in Application of Proceeds. Approximately $360,000, or 15.9% of the Company's estimated net proceeds of this Offering has been allocated to working capital and general corporate purposes. Accordingly, Management will have broad discretion as to the application of such proceeds. Additionally, although the Company intends to apply the net proceeds of this Offering in the manner described elsewhere in this Prospectus, it has broad discretion of the use thereof. Further, the Company reserves the right to reallocate the net proceeds of this Offering among the various categories set forth under "Use of Proceeds" as it, in its sole discretion, deems necessary or advisable. See "Use of Proceeds"and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      Possible Need for Additional Financing. Management believes that the net proceeds to the Company from the Offering and cash from operations will be sufficient to finance the Company's operations for at least the twelve months following the date of this Prospectus. However, to the extent that the net proceeds from this Offering and cash flow from operations prove to be insufficient to fund the Company's activities, the Company may be required to raise additional funds through the sale of additional equity or debt securities and/or to obtain bank financing. If this additional capital were raised through borrowing or other debt financing, the Company would incur substantial additional interest expense. Sales of additional equity securities would dilute, on a pro-rata basis, the percentage ownership of all holders of Common Stock. There can be no assurance that any such financing would be available upon terms and conditions acceptable to the Company, if at all. The inability to obtain additional financing in a sufficient amount when needed and upon acceptable terms and conditions could have a material adverse effect upon the Company. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."



      Protection of Proprietary Technology and Rights; Infringement. The Company's commercial success depends materially upon the proprietary technology licensed by it from ISI and the ability of ISI to protect such proprietary technology. In addition, all trademarks to the Products are held by ISI. Furthermore, neither ISI nor the Company holds any patents or copyrights to the Products or the artificial intelligence technology related to the Products. ISI has advised the Company that it relies and will rely, as it deems appropriate, upon a combination of contractual rights, trade secrets, proprietary knowledge, copyrights, trademarks, non-competition, confidentiality and non-disclosure agreements and technical resources to protect its proprietary rights. There can be no assurance that the measures used and to be used by ISI to protect the proprietary technology licensed to the Company will be sufficient to prevent misappropriation of the proprietary technology or the independent development by others of products with features derived from or otherwise similar to those of the Products. In addition, although Management believes that the proprietary technology licensed to the Company has been developed by ISI independently and does not infringe upon the proprietary rights of others, there can be no assurance that the Products do not and will not so infringe, that third parties will not successfully assert infringement claims against ISI and the Company in the future or that ISI and/or the Company will have the resources to defend against an infringement claim. If a third party infringement claim was upheld, the Company could be liable for damages, be required to modify the Products so that they no longer infringe upon the rights of third parties, be required to license such infringed-upon rights on terms not favorable to the Company and/or be prohibited from marketing the Products utilizing such infringed-upon rights. In such an event, there can be no assurance that ISI and/or the Company would be able to pay such damages or sufficiently modify the Products or to obtain licenses upon acceptable terms and conditions, if at all. The imposition of damage awards, a requirement to license third parties proprietary rights or the inability to adequately modify the Products so as to avoid infringement on the proprietary rights of others could have a material adverse effect upon the Company. See "Business Intellectual Property."


      Control by Existing Stockholders. Upon consummation of this Offering, the four founders of the Company, one of which is an affiliate of a director of the Company, will beneficially own, in the aggregate approximately 48.9% of the outstanding Common Stock. Accordingly, such stockholders, if they choose to act together, will likely be in a position to effectively control the Company, the election of all of the directors of the Company and the approval of major transactions such as a merger or a sale of all or substantially all of the assets of the Company. Although no agreement to act together currently exists, there can be no assurance that such an agreement will not be reached in the future. See "Principal Stockholders."

      Shares Eligible for Future Sale. The Shares and Warrants (after detached from the Units) comprising the Units being offered hereby will be freely tradeable unless acquired by affiliates of the Company. The market price of the Common Stock and/or Warrants could be adversely affected by the sale of substantial amounts of Common Stock in the public market following this Offering. No prediction can be made as to the effect that future sales of substantial amounts of Common Stock and the availability of the shares of Common Stock for future sale will have on the market prices of the Common Stock and/or Warrants prevailing from time to time. The officers and directors of the Company and all beneficial owners of 5% or more of the outstanding Common Stock have agreed not to, directly or indirectly, issue, offer, agree or offer to sell, sell, transfer, assign, encumber, grant an option for purchase or sale of, pledge, hypothecate or otherwise dispose of any beneficial interest in such securities for a period of 12 months from ___________, 1997 [the date of this Prospectus], without the prior written consent of the Company and the Underwriter. The sale or issuance of Common Stock after such 12 month period could have an adverse impact on the market prices of Common Stock and/or Warrants. Upon expiration of such 12 month period, all such shares may be sold subject to the limitations of, and in accordance with, Rule 144 under the Securities Act of 1933 (the "Securities Act"). Additional shares of Common Stock, including shares underlying the Warrants and Underwriter's Warrants, will also become eligible for sale in the public market from time to time in the future. See "Certain Transactions," "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting."

      Conflicts of Interest of Counsel. The law firm of Mintz & Fraade, P.C. ("Mintz & Fraade") has been retained as counsel to the Company in connection with this Offering. Mintz & Fraade has been granted options to purchase 7,500 shares of Common Stock at $.001 per share, which are presently exercisable. In addition, Mintz & Fraade has previously represented and may in the future represent ISI, the licensor of the Company, and FMC Group, Inc., a Florida corporation ("FMC") which is a stockholder of and consultant to the Company, as well as officers and principals of FMC, including, but not limited to, Paul Michelin, President of FMC and the husband of the sole shareholder of FMC, in transactions unrelated to the Company. Mintz & Fraade owns no securities in ISI. In the past, Mintz & Fraade has represented certain other companies which have some of the same stockholders as those of the Company and for which FMC is a consultant in transactions unrelated to the Company. Mintz & Fraade also owns shares in other companies which have some of the same stockholders as those of the Company and for which FMC is a consultant. See "Principal Stockholders" and "Legal Matters."

      Conflicts of Interest of Directors. Two of the Company's directors, Paul Michelin and James Perretty, are employed by FMC, which is a stockholder of, and provides management services, to the Company. FMC also provides management services to ISI. In addition, Mr. Douglas Dick, the President and a director of the Company, is a former officer and employee of ISI and certain of its subsidiaries, and directly or through his family owns shares of ISI (less than 1%). Certain conflicts of interest may arise as a result of such relationships. See "Management."


      Authorization and Discretionary Issuance of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of up to 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), with such designations, rights and preferences as may be determined from time to time by its Board of Directors. Accordingly, the Company's Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion or other rights which could adversely affect the rights of the holders of Common Stock. The issuance of shares of Preferred Stock could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for the Company's Common Stock at a premium or otherwise adversely affect the market price for shares of Common Stock. See "Description of Securities - Preferred Stock."

      Delaware's Limited Liability Provision. Section 145 of the Delaware General Corporation Law contains provisions entitling the Company's directors and officers to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, as a result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company. The Company has authorized the indemnification of its officers and directors to the fullest extent available to them under the Delaware General Corporation Law, which may reduce the likelihood of derivative litigation against directors and officers and may discourage or deter stockholders from suing directors or officers for breaches of their duties to the Company, though such an action, if successful, might otherwise benefit the Company and its stockholders. See "Management - Indemnification of Directors and Officers and Related Matters."


      Potential Expenses Arising from Indemnification of Officers and Directors. The Company's By-Laws provides for the indemnification of directors and officers of the Company from judgments, fines, amounts paid in settlement and reasonable expenses as a result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company as long as the acts were done in good faith. The Company is not presently aware of any claims which would result in its indemnification of its directors and officers. Such provisions do not eliminate the personal liability of the Company's directors and officers for monetary damages as a result of a breach of fiduciary duty. The Company will indemnify against reasonable costs and expenses incurred in connection with any action, suit or proceeding to which any of such individuals were made a party by reason of his or her being or having been such a director of officer, unless such person has been adjudicated to have been liable for negligence or misconduct in his or her corporate duties. As of the date of this Prospectus, the Company is not aware of any pending or threatened litigation involving a current director or officer. Although the Company may obtain an insurance policy which will cover such indemnity, there can be no assurance that such a policy will be available or that, if available, it will be adequate. To the extent that the Company is required to expend funds to indemnify officers and directors, there could be a material adverse effect on the financial condition of the Company. See "Management - Indemnification of Directors and Officer and Related Matters."


      Indemnification of Underwriter. The Company and the Underwriters have agreed to indemnify each other against certain liabilities which may be incurred by reason of misstatements or omissions of material facts in connection with the statements which are made in this Prospectus and the Registration Statement of which it forms a part. See "Underwriting."

      No Dividends. The Company has never paid any cash or stock dividends on its Common Stock and has no plans to pay cash or stock dividends on its Common Stock in the foreseeable future. See "Dividend Policy."

      Dilution. Purchasers of shares of Common Stock offered hereby will experience immediate and substantial dilution in net tangible book value of $4.85 per share of Common Stock from the assumed initial public offering price of $10.00 per Unit and attributing (for this purpose only) no value to the Warrants included in the Units. The current stockholders of the Company, including an affiliate of one of the Company's directors, acquired their shares of Common Stock for consideration substantially less than the public offering price of the shares of Common Stock offered hereby. As a result, new investors will bear substantially all of the risks inherent in an investment in the Company. See "Dilution."

      Limited Underwriting History. The Underwriter has not previously participated in any public offerings as an underwriter. In evaluating an investment in the Company, prospective investors in the Securities offered hereby should consider the Underwriter's lack of experience as an underwriter of public offerings. See "Underwriting."


      Effect of Outstanding Options and Warrants. Upon the consummation of this Offering, the Company will have outstanding: (i) 300,000 Warrants, (ii) the Underwriter's Warrants exercisable to purchase an aggregate of 90,000 shares of Common Stock (including the 30,000 shares of Common Stock underlying the Warrants issuable upon exercise of the Underwriter's Warrants) and (iii) options held by Mintz & Fraade to purchase 7,500 shares of Common Stock . In addition, the Company has reserved 400,000 shares of Common Stock for issuance upon exercise of options granted or available for grant under the Stock Option Plan, none of which have been granted as of the date of this Prospectus. To the extent that such warrants and options are exercised, dilution of the percentage ownership of the Company's stockholders will occur, and any sales in the public market of the Common Stock underlying such outstanding warrants and options and/or warrants and options issued and granted in the future may adversely affect prevailing market prices for the Common Stock. Holders of such warrants and options are likely to exercise such securities when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by such warrants and options. Furthermore, while such warrants and options are outstanding, the Company's ability to obtain additional financing on favorable terms may be affected adversely. The holders of the Underwriter's Warrants have been granted certain registration rights with respect to Underwriter's Warrants and the securities underlying the Underwriter's Warrants. Exercise of such registration rights could require substantial expenditure by the Company at a time when funds could be devoted to other applications for the benefit of the Company. See "Certain Transactions," "Description of Securities" and "Underwriting."


      Underwriter's Influence on the Market. A significant number of the Units offered hereby may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of Common Stock or Warrants through or with the Underwriter. Although it has no obligation to do so, the Underwriter has indicated to the Company the Underwriter's intent to make a market in the Common Stock and Warrants and may otherwise effect transactions in such securities following consummation of this Offering. If it participates in such markets, the Underwriter may exert a dominating influence on the markets, if they develop, for the Common Stock and Warrants. Such market activity may be discontinued at any time. The price and liquidity of the Units, Common Stock and Warrants may be significantly affected by the degree, if any, of the Underwriter's participation in such markets. See "Underwriting."


      No Assurance of Continued Nasdaq SmallCap Inclusion; Risk of Low-Priced Stocks. The Company anticipates that the Common Stock and Warrants will be eligible for quotation on Nasdaq SmallCap. In order to qualify for continued quotation on Nasdaq SmallCap, a company, among other things, must have $2,000,000 in net tangible assets, $1,000,000 in total market value of public float and a minimum bid price of $1.00 per share. If the Company is unable to satisfy the maintenance requirements for quotation on Nasdaq Small Cap, of which there can be no assurance, it is anticipated that the Securities would be quoted in the over-the counter market National Quotation Bureau "pink sheets" or on the NASD OTC Electronic Bulletin Board. As a result, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Securities. In addition, if the Securities were to become delisted from Nasdaq SmallCap and the trading price of the Common Stock were to fall below $5.00 per share, trading in the Securities would also be subject to the requirements of the "penny stock" rules promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act. Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as institutions or an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, $300,000 together with spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market price and liquidity of the Common Stock and the ability of purchasers in this Offering to sell the Common Stock in the secondary market.


      Current Prospectus and State Registration Required to Exercise Warrants. The Warrants are not exercisable unless, at the time of exercise, the Company has in effect a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants and such shares have been registered, qualified under or deemed to be exempt securities under the "blue sky" laws of the state of residence of the exercising holder of the Warrants. In addition, in the event that any holder of the Warrants attempts to exercise any Warrants at any time after nine months from the date of this Prospectus, the Company will be required to file a post-effective amendment to the Registration Statement of which this Prospectus is a part and deliver a current prospectus before the Warrants may be exercised. Although the Company has undertaken to use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there is no assurance that it will be able to do so. The value of the Warrants may be greatly reduced if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the states in which the holders of the Warrants then reside. The Warrants will be separately tradeable immediately upon issuance. Although the Securities will not knowingly be sold to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, investors may purchase the Warrants in the secondary market or may move to jurisdictions in which the shares underlying the Warrants are not registered or qualified during the period that the Warrants are exercisable. In such event, the Company will be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions, and holders of the Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities-Warrants."

      Speculative Nature of Warrants; Possible Redemption of Warrants. The Warrants do not confer any rights of Common Stock ownership on the holders thereof, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically, holders of the Warrants may, immediately upon issuance, exercise their right to acquire Common Stock and pay an exercise price of $7.50 per share, subject to adjustment in the event of certain dilutive events, prior to five years from the date of this Prospectus, after which date any unexercised Warrants will expire and have no further value. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants and, consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.


      Commencing 18 months after the date of this Prospectus, the Warrants are subject to redemption by the Company, in whole but not in part, at $.10 per Warrant on 30 days' prior written notice, provided that the per share closing bid quotation of the Common Stock as reported on Nasdaq equals or exceeds $10 per share (subject to certain adjustments) for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. If the Warrants are called for redemption, holders of the Warrants will lose their right to exercise the Warrants after the expiration of the 30 day notice period. Upon receipt of a notice of redemption, holders would be required to: (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the Warrants at the then-prevailing market price, if any, when they might otherwise wish to hold the Warrants or (iii) accept the redemption price which is likely to be substantially less than the market value of the Warrants at the time of redemption. In the event that holders of the Warrants elect not to exercise their Warrants upon notice of redemption, the unexercised Warrants will be redeemed and the holders thereof will lose the benefit of the appreciated market price of the Warrants, if any, and/or the difference between the market price of the underlying Common Stock as of such date and the exercise price of such Warrants, as well as any possible future price appreciation in the Common Stock. See "Description of Securities Warrants."


      Possible Restrictions on Market-Making Activities in the Company's Securities. The Underwriter has advised the Company that it may make a market in the Company's securities. Regulation M under the Exchange Act may prohibit the Underwriter from engaging in any market-making activities with regard to the Company's securities from (i) the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of outstanding Warrants until the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of the Warrants following such solicitation, and (ii) any period during which the Underwriter, or any affiliated parties, participate in a distribution of any securities of the Company for the account of the Underwriter or any such affiliate. As a result, the Underwriter may be unable to provide a market for the Company's securities during certain periods, including while the Warrants are exercisable. Any temporary cessation of such market-making activities could have an adverse effect on the liquidity for the Company's securities. See "Underwriting."

      Forward Looking Statements. This Prospectus contains certain forward looking statements concerning the Company's operations, economic performance and financial condition. Such statements are subject to a number of risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors including those identified under "Risk Factors" and elsewhere in this Prospectus.


                                  THE COMPANY

      The Company was incorporated in Delaware on July 17, 1995, and is engaged in providing intelligent manufacturing systems based upon proprietary RT/AI technology to the Automotive Industry in North America. The Company markets its products directly to automotive manufacturers, including the Big Three auto makers and the North American manufacturing plants of European and Japanese automotive manufacturers and to suppliers of automotive manufacturing machinery.


      The Company's executive offices are located at ___________ Halsted Road, Suite________, Farmington, Michigan 48331, and its telephone number is (810)
__________.



                                DIVIDEND POLICY

      The Company has never declared or paid any dividends or distributions to its stockholders since its inception. The Company intends to retain all earnings for the foreseeable future for use in the operation and expansion of its business and, accordingly, the Company currently has no plans to declare or pay any dividends on its Common Stock. Future declaration and payment of dividends, if any, will be determined by the Board of Directors after consideration of the then current circumstances of the Company including, but not limited to, its operations, earnings, prospects, financial condition, capital requirements, restrictions in order to comply with credit facilities and any other factors deemed relevant from time to time.


                                USE OF PROCEEDS


      The net proceeds to be received by the Company from the sale of the Units offered hereby, after deducting underwriting discounts and estimated offering expenses, are estimated to be approximately $2,260,000, assuming an initial public offering price of $10.00 per Unit. The Company intends to use the net proceeds as follows:




                                                              Percentage of
Application                                    Amount          Net Proceeds
-----------                                    ------          ------------

Sales and marketing (1) ................     $  800,000            35.4
Enhancement of productivity (2) ........        750,000            33.2
Increase in capacity (3) ...............        350,000            15.5
Working capital (4) ....................        360,000            15.9
                                             ----------           -----
                                             $2,260,000             100%


(1) Represents the estimated costs to establish a demonstration system and center and Internet web site, production of marketing materials, conduct a telemarketing campaign and hire additional sales personnel.

(2) Represents costs to enhance certain of the Company's products and create the infrastructure for network capabilities with customers.


(3) Represents the costs to increase integration capacity, customer site monitoring, the Company's MIS capabilities and network.


(4) Working capital will be used to pay salaries, to purchase furniture, fixtures and equipment, and to pay rent, office and telecommunications expenses, professional fees, trade payables and other general operating expenses.

      The allocation of the net proceeds to the Company from this Offering set forth above represents the Company's best estimate based upon its present plans and certain assumptions regarding general economic and industry conditions and the Company's future revenues and expenditures. If any of these factors change, the Company may find it necessary or advisable to reallocate some of the proceeds within the above described categories or to other purposes.

      The Company anticipates, based on its currently proposed plans and assumptions relating to its operations, that the net proceeds from this Offering, together with projected cash flow generated by operations, will be sufficient to finance the Company's contemplated cash requirements for at least twelve months following date of this Prospectus. In the event the Company's plans change or its assumptions change or prove to be inaccurate or the Company's net proceeds from this Offering prove to be insufficient to fund operations (due to unanticipated expenses, delays, problems or otherwise), the Company would be required to seek additional financing. The Company has no current arrangements with respect to, or sources for additional financing and it is not anticipated that any of the Company's current stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that additional financing will be available to the Company on commercially reasonable terms, or at all. The inability to obtain additional financing when needed could have a material adverse effect on the Company, including possibly requiring the Company to curtail or cease operations.

      Proceeds not immediately required for the purposes described above will be invested in interest-bearing, government securities and/or other short-term, interest-bearing securities.

                                   DILUTION


      The Company had a net tangible book value of $1,495,421 or approximately $.25 per share of Common Stock, as of June 30, 1997. Net tangible book value per share is equal to the total tangible assets of the Company less total liabilities, divided by the number of shares of Common Stock and Class A Shares outstanding. After giving effect to the receipt of the net proceeds from the sale of the Units offered hereby (after deducting the underwriting discount and estimated expenses of the Offering and attributing, for this purpose only, no value to the Warrants included in the Units) and the initial application of the net proceeds therefrom, the adjusted pro forma net tangible book value of the Company at June 30, 1997, would have been approximately $3,755,421 or $.57 per share of Common Stock, representing an immediate dilution of $4.43 (or approximately 88.6%) per share to the public investors, as illustrated by the following table:

Assumed initial public offering price per share of Common Stock .......... $5.00
Net tangible book value per share of Common Stock before this Offering ... .25 Increase in pro forma net tangible book value per share of Common Stock
   attributable to public investors ......................................   .32
Adjusted pro forma net tangible book value per share of Common Stock
   after Offering ........................................................   .57
                                                                           -----
Dilution to investors in this Offering ...................................  4.43
                                                                           =====

      The following table sets forth, with respect to existing stockholders and new investors purchasing the Units offered by the Company hereby, a comparison of the number of shares of Common Stock acquired from the Company, the percentage ownership of such shares, the total consideration paid and the average price paid per share (assuming an initial public offering price of $10.00 per Unit and attributing, for this purpose only, no value to the Warrants included in the Units). The table does not give effect to the 300,000 Warrants that will be issued by the Company pursuant to this Prospectus.

                          Shares Purchased         Total Consideration
                        ---------------------     ----------------------    Average Price
                          Number      Percent       Amount       Percent      Per Share
                          ------      -------       ------       -------      ---------
Existing stockholders   4,000,000        87       $1,801,000       37.5         $0.45
New investors........     600,000        13        3,000,000       62.5         $5.00
                        ---------      -----      ----------      -----
      Total..........   4,600,000      100.0%     $4,801,000      100.0%
                        =========      =====      ==========      =====

      The new investors will have paid $3,000,000 for 600,000 shares of Common Stock, representing approximately 62.5% of the total consideration paid to date for 13% of the total number of shares to then be outstanding. In addition, the above table also assumes no exercise of the Over-Allotment Option, no exercise of outstanding warrants and stock options, the Warrants or the Underwriter's Warrants. Upon consummation of this Offering, there will be outstanding options to purchase an aggregate 7,500 shares of Common Stock, the 300,000 Warrants and the Underwriter's Warrants, which would entitle the holders thereof to purchase an aggregate of 90,000 shares of Common Stock (including the shares issuable upon exercise of the Warrants underlying the Underwriter's Warrants), as well as the Company's Stock Option Plan pursuant to which the Company has reserved 400,000 shares for issuance upon exercise of options granted and available for grant thereunder. See "Certain Transactions," "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting."

                                CAPITALIZATION

      The following table sets forth, as of June 30, 1997, the Company's capitalization, on (i) a historical basis, and (ii) on an adjusted basis, giving effect to the sale of the 300,000 Units being offered by the Company hereby and the initial application of the net proceeds therefrom.

                                                          June 30, 1997
                                                          -------------
                                                     Actual        As Adjusted
                                                     ------        -----------

Stockholders' equity:
  Preferred Stock, $.01 par value, 2,000,000       $      -0-       $      -0-
      shares authorized, no shares issued or
      outstanding
  Common Stock, par value $.0001 per share,
    15,000,000 shares authorized;
    4,000,000 issued and outstanding
   (actual and pro forma); and 4,600,000
    shares issued and outstanding                       4,000            4,600
  Class A Stock, par value $.01 per share,
    3,000,000 shares authorized, no shares
    issued or outstanding (actual); 2,000,000
    shares issued and outstanding (actual
    and as adjusted)*                                  20,000           20,000
    Additional paid-in capital                      2,527,700        4,786,400
Accumulated (deficit)                               1,055,579        1,055,579
   Total stockholders' equity                       1,495,421        3,755,421
       Total capitalization                         2,551,000        4,811,000

* For the rights and description of the Class A Stock, See "Description of the Securities - Class A Stock."


                            SELECTED FINANCIAL DATA


The balance sheet data presented below as of June 30, 1996, and 1997 and the income statement data presented below for the period of July 14, 1995 (date of inception) through September 30, 1995 and the fiscal year ended September 30, 1996 have been derived from the financial statements of the Company which have been audited by Daszkal, Bolton & Manela, independent certified public accountants. The interim financial statements of the Company for the nine month periods ended June 30, 1996 and 1997 are unaudited. The interim financial statements for the nine month periods ended June 30, 1996 and 1997 include all adjustments which, in the opinion of management, are necessary for a fair presentation of financial position and results of operation for the periods then ended. The selected financial data should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Statement of Operations Data:


                            July 14, 1995
                         (Date of Inception)                          9 Months Ended
                               Through          Year Ended                June 30
                             September 30      September 30,    -----------------------------
                                 1995              1996            1996              1997
                             -----------       ------------     -----------       -----------
Revenues                     $    41,826          793,457       $   522,858       $   802,717
Cost and expenses                143,171        1,125,250           730,005         1,426,158
(Loss) from operations          (101,345)        (331,793)         (207,147)         (623,441)
Net(loss)                       (100,707)        (331,846)         (207,304)         (623,026)
Net(loss) per share                 (.05)            (.17)             (.03)             (.10)
Weighted average shares
    outstanding                2,000,000        2,005,479         6,000,000         6,000,000


Balance Sheet Data:


                                                                        June 30, 1997
                                September        September       ----------------------------
                                 30, 1995         30, 1996         Actual        Pro Forma(1)
                               -----------       ----------      ----------      ------------
Working capital (deficit)      $  (829,909)      $  359,422      $1,064,042      $3,324,042
Total assets                     1,265,820        1,509,897       2,549,338       4,809,338
Total liabilities                1,065,527          141,450       1,053,917       1,053,917
Stockholders' equity               200,293        1,368,447       1,495,421       3,755,421


(1) Assumes the sale of 300,000 Units being offered for sale by the Company in the Offering and the initial application of the estimated net proceeds therefrom. See "Use of Proceeds," "Description of Securities" and "Underwriting."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS -


      The following table sets forth the Company's operating results as a percentage of revenue for the periods indicated:

                                                      % For the
                                                     Period from
                                     % For the      July 14, 1995
                                     Year Ended     (Inception) to
                                   Sept. 30, 1996   Sept. 30, 1995
                                   --------------   --------------
Statement of Operations Data:
   Revenue                                100.0            100.0
                                     ----------       ----------
   Cost of revenue                         58.7            120.5
   Marketing                               11.0             75.2
   General and administrative              32.4             91.7
   Amortization - license costs             3.1             10.0
   Royalties                               33.5             25.6
   Research and Development                 3.1             19.3
                                     ----------       ----------

      Total Costs and Expenses            141.8            342.3
                                     ----------       ----------

Loss from Operations                      (41.8)          (242.3)
                                     ----------       ----------

Interest Income                             0.1              1.5
Interest expense                            0.1
                                     ----------       ----------

Net Loss                                  (41.8)          (240.8)
                                     ==========       ==========

REVENUES

      Revenues increased to $793,457 for the year ended September 30, 1996 from $41,826 for the period from July 14, 1995 (inception) to September 30, 1995. The increase was attributable to favorable consumer acceptance of the Company's product, limited operations in 1995, and the proven success of the product in the industry.


Cost of Revenues

      Cost of revenues as a percentage of Revenue decreased to 58.7% for the year ended September 30, 1996, compared to 120.5% for the period from inception to September 30, 1995. The decrease for the year ended September 30, 1996 was due to product installation and modification efficiencies gained through experience. The newly engineered technology required the development of an entirely new production process and resulted in inefficiencies during the initial period from inception to September 30, 1995, that were later refined.


Marketing


      Marketing expense increased to $87,175 for the year ended September 30, 1996 from $31,439 for the period from inception to September 30, 1995. As a percentage of revenue, marketing expense was 11.0% for the year ended September 30, 1996, compared to 75.2% for the period from inception to September 30, 1995. This decrease as a percentage of revenue is attributable to limited operations and greater emphasis on fixed marketing salaries in 1995.

General and Administrative

      General and administrative expenses increased to $256,947 for the year ended September 30, 1996 from $38,368 for the period from inception to September 30, 1995. As a percentage of revenue, however, these expenses decreased to 32.4% from 91.7% for the year ended September 30, 1996 and for the period from inception to September 30, 1995, respectively. This decrease as a percentage of revenue is due to limited operations in 1995, causing fixed expenses to represent a larger proportion of total general and administrative expenses. The primary components allocated to general and administrative expenses were salaries, consulting fees, rent and travel expenditures.

Amortization


      Amortization expense is comprised of amortization of the license agreement costs using the straight line method over forty years. Amortization expense increased to $25,000 for the year ended September 30, 1996 from $4,167 for the period from inception to September 30, 1995.


Royalties


      Royalty expense increased to $265,420 for the year ended September 30, 1996 from $10,712 for the period from inception to September 30, 1995. The royalty agreement calls for thirty percent of the Company's revenues, net of direct material costs, to be paid on a monthly basis. Due tot the nature of the initial installations, royalties were not charged to the first two product sales.


Research and Development

      Research and development expenses increased to $24,978 for the year ended September 30, 1996 from $8,088 for the period from inception to September 30, 1995. As a percentage of sales, research and development was 3.1% and 19.3%% for the year ended September 30, 1996 and the period from inception to September 30, 1995, respectively. The decrease as a percentage of sales from 1995 to 1996 was due to the limited operations in 1995. The Company believes that research and development expenditures are necessary, given the nature of its business, and expects them to continue.

Income Taxes

      At September 30, 1996, the Company had a net operating loss carry forward of $403,386 for federal income tax purposes. At this time, the Company does not anticipate utilizing this carry forward during fiscal year 1997.

LIQUIDITY AND CAPITAL RESOURCES


      The cash balance increased to $90,881 at September 30, 1996 from its balance of $51,753 at September 30, 1995. Also, working capital increased to $359,422 at September 30, 1996 from a negative $829,909 at September 30, 1995. During 1996 the Company financed its operations principally through private sales of common stock and during 1995 through short-term borrowing. Cash used in operations increased to $640,817 in 1996 from $115,041 during the period from July 14, 1995 (inception) to September 30, 1995.


      During the year ended September 30, 1996, the Company invested $16,713 in capital expenditures, down from $30,990 during the period from inception to September 30, 1995. Capital expenditures consist principally of computer equipment used in the office facility and in the production process.

      During the year ended September 30, 1996, the Company extinguished the liability owed for its license agreement in the amount of $900,000 with a portion of its funds raised in the stock issuance for $1,500,000.

INFLATION


      The rate of inflation has not had a material affect on the Company's revenues and expenses since its inception, and it is not anticipated that inflation will have a material effect on the Company in the near term.

BACKLOG

      The backlog at June 30, 1997 was approximately $2,000,000.

RESULTS OF OPERATIONS - NINE MONTHS ENDED JUNE 30, 1997


      The following table sets forth the Company's operating results as a percentage of revenue for the periods indicated:


                                        % For the         % For the
                                       Nine Months       Nine Months
                                          Ended             Ended
                                      June 30, 1997     June 30, 1996
                                      -------------     -------------

Statement of Operations Data:
      Revenue                             100.00            100.00
                                          ------            ------
      Cost of Revenue                       93.5              56.6
      Marketing                             16.5               9.8
      General and Administrative            45.5              34.1
      Amortization - license costs           2.3               3.6
      Royalties                             19.9              31.9
      Research and development                --               3.6
                                          ------            ------

            Total Costs and Expenses       177.7             139.6
                                          ------            ------

Loss from Operations                       (77.7)            (39.6)
                                          ------            ------

Interest Income                              0.1               0.1
Interest Expense                              --              (0.1)
                                          ------            ------

Net Loss                                   (77.6)            (39.6)
                                          ======            ======


Revenues


      Revenues increased from $552,858 for the nine months ended June 30, 1996 to $802,717 for the nine months ended June 30,. 1997, representing a 54% increase. This increase was due to the Company's aggressive new marketing strategy and the growing favorable recognition of the product in the automotive industry. More specifically the Company has made significant inroads to the Ford Motor Company engine and transmission plants in the Metro Detroit area, Windsor (Canada), Sharonville and Batavia Ohio, as well as specific Chrysler Engine plants. Based on the Company's current and projected backlog, this growth is expected to continue at an increasing rate over the foreseeable future.

      The Company's backlog as of June 30, 1997 was approximately $2 million, as of August 20, 1997 it was $2.2 million, and management believes with the availability of proper financing and additional revenues, such backlog could be as high as $6 million by December 31, 1998.


Cost of Revenues


      Cost of revenues as a percentage of revenues increased to 93.5% for the nine months ended June 30, 1997 from 56.6% for the nine months ended June 30, 1996. This increase was mainly due to the early inefficiencies in the installation process and to the new support positions the Company has created, such as production management, control and documentation. The major problems encountered in the installation process were: (1) Changes in specification of various hardware components which resulted in additional labor and equipment costs and (2) Modifications to the software were required to correct various deficiencies in the original design. These problems related to the fact that these complex systems have never been installed in actual production facilities. Management believes that the knowledge gained and the corrections made during these initial installations will allow the Company to be profitable on future installations.

      The new support positions are fixed costs that should allow the Company to take advantage of its increasing backlog. Early on the Company realized that in order to sustain the rapid growth it is going through, it would need to strengthen its support services associated with the production cycle. These services represent the base with which the Company will respond to the automobile industry's increasing demand for the product. While additional engineers will be needed to fulfil the Company's increasing backlog, Management expects cost of revenues to represent a smaller and smaller percentage of sales as the additional fixed costs become smaller and smaller proportion of total costs.

      During the year, the Company leased several facilities for its engineering, integration, development and testing work. This attributed to increased overhead costs of rent, travel, telephone and freight, as well as the cost of unproductive labor during travel periods. The Company has recently entered into a lease for a centralized facility for its headquarters. This will enable the Company to combine its marketing, engineering, integration, and development and test facilities in one location, allowing the Company to reduce many of the expenses previously incurred to fulfill contractual commitments. Only very specialized work will need to occur at the customer location during final installation. Also, having one centralized location will allow the Company to build an effective inventory of product materials. This inventory will reduce lead time waiting for equipment delivery to complete a job. The Company has also relocated key personnel into the Detroit area which will reduce travel time and related expenses and will relocate additional personnel by the end of 1997, to further reduce travel and living expenses.

      The Company has reorganized certain elements of its operations under a new position "Manager-on-Site Engineering and Procurement". This position has the directive to streamline procurement, integration, and testing recesses and procedures. This directive also includes negotiating a more competitive pricing from various vendors, so the Company can continue to reduce the cost of the jobs by merging integration and testing processes inn the new facility. This will not only reduce costs, but will also increase the quality of production.

      The "Big-three" automotive companies require their first-tier vendors to be certified by an independent registration authority as having quality processes and procedures in place by the end of 1998. The standard they require is IS 9001 (International Standard Organization Quality System Requirement 9001, with additional quality standards that are required by the big Three: Q.S.
9000). The qualification process will take approximately one year, and will incur costs for internal labor to develop and document processes and procedures, as well as the costs associated with outside professional services from consultants and registrars. This certification is necessary for the Company to continue to do business in the automotive sector.


Marketing


      Marketing expense increased to $132,674 for the nine months ended June 30, 1997 up over 150% from the nine months ended June 30, 1996. This increase was due to the Company's new aggressive marketing strategy which has targeted new products in plant process information and Virtual Machine technologies. This strategy also included adding a new full time sales position. This new position is in charge of an increased marketing budget as well as the new and more vigorous marketing strategy.


General and Administrative


      General and administrative expenses increased from $178,543 during the nine months ended June 30, 1996 to $364,735 for the nine months ended June 30, 1997. This increase of over 100% was partly due to an increase in professional services such as legal, accounting, financial and management. These costs were necessary to realign the Company for anticipated growth and funding requirements. General and administrative costs also increased due to the need for office expenses and office personnel which were handled through outside resources. The increase in professional fees accounted for 60% of the increase and additional office expenditures for the other 40%.


Royalties


      Royalties expense decreased from $166,543 during the nine month ended June 30, 1996 to $160,141 for the nine months ended June 30, 1997. This decrease was attributable to a renegotiation of the license agreement with ISI Technology Corp. down from 40% of sales less direct materials to 30% of sales less direct materials. This new percentage is expected to significantly reduce royalty costs and is expected to remain unchanged into the foreseeable future.


Income Taxes


      At June 30, 1997, the Company had a net operating loss carry forward of $1,026,412 for federal income tax purposes. The net operating loss is available to offset future income.


LIQUIDITY AND CAPITAL RESOURCES


      The cash balance decreased to $5,063 at June 30, 1997 from its balance of $15,884 at June 30, 1996. The working capital increased to $673,730 at June 30, 1997 from $319,144 at June 30, 1996. During the nine months ended June 30, 1997, the Company was partially able to finance its $465,851 accounts receivable with $303,067 of accounts payable. Also, during the nine months ended June 30, 1997, the Company principally financed its operations through stockholder loans and a private sale of common stock.

      Cash used in operations increased to $801,948 in 1997 from $471,207 during 1996. This deficit was created by the increased expenditures in cost of revenues, marketing and general and administrative expenses without a proportional increase in revenues. This continued deficit along with continued losses from operations has concerned the Company greatly and has fueled the actions mentioned earlier. These problems resulted in Management's earlier projections for profitability for February and June of 1997 to be inaccurate. These changes have caused the Company to reanalyze its future cash flow and to revise its cash flow projections to project that the Company will become profitable by the third quarter of the year ended September 30, 1998. This analysis included projecting future sales through the existing and projected backlog and projecting expenses based on variable as well as fixed costs; and then factoring in the timing of cash flows from accounts payable. Management projects profitable operations by third quarter of the year ended September 30, 1998 but plans to rely on the Company's ability to successfully complete a proposed initial public offering in the near term.

      During the nine months ended June 30, 1997 the Company borrowed $458,910 from its shareholders and loaned $390,312 to its Licensor, ISI Technology Corp.

      During the nine months ended June 30, 1997, the Company invested $2,468 in capital expenditures, down from $13,504 during the nine months ended June 30, 1996. Capital Expenditures consist principally of computer equipment used in the office facility and in the production process.

      The Company intends to invest in certain specific capital equipment to support document production and configuration control, as well as increasing inventory to improve product preparation and production by lowering equipment lead time for delivery and reducing over product cost by obtaining better material terms by negotiating quantity discounts.


INFLATION


      The rate of inflation has not had a material affect on the Company's revenues and expenses since its inception, and it is not anticipated that inflation will have a material effect on the Company in the near term.

                                    BUSINESS

                                     General


      The Company is engaged in marketing intelligent manufacturing and control systems, which utilize Real Time Artificial Intelligence ("RT/AI"), and related maintenance, service and consulting services. The Company sells its products directly to manufacturers of automotive vehicles including, but not limited to, automobiles, buses, trucks, and vans and manufacturers of parts for automotive vehicles (the "Automotive Industry") and to entities which supply manufacturing and other equipment and systems to the Automotive Industry; provided, however, that such entities, pursuant to the terms of the License Agreement, utilize the RT/AI in connection with the portion of their business which is engaged in the Automotive Industry. The Company's products are a complete line of industrial productivity enhancing systems, each of which is capable of performing independently or in tandem with any or all of the Company's other products. Each of the Company's products has been designed to add further value to the typical manufacturing production line, beginning at the machine sensor level (industrial vision system level) through machine control, machine diagnostics, process control devices and department and plant scheduling. The Company is currently a direct supplier to Ford Motor Company ("Ford") and Chrysler Corporation ("Chrysler") and has targeted General Motors Corporation ("GMC") and the North American manufacturing plants of the major European and Japanese automotive manufacturers for future sales. The Company's sales personnel provide regular briefings on and demonstrations of the capabilities of RT/AI technology and Company products to plant and project managers. Such briefings have resulted in agreements to begin "pilot programs" involving one or more of the products being placed into service with the customer, in which the customer is obligated to pay for the products upon the products performing in accordance with the specifications. If the products do not perform in accordance with the specifications, the customer is not obligated to purchase the products.


      All of the Company's products utilize proprietary RT/AI technology licensed to the Company. Management believes that the use of RT/AI technology allows the Company's Products to perform more demanding and complex functions and to provide more flexibility and adaptability than is possible from products which cannot offer this technology. In general, "Real Time" refers to the ability of a computer or machine control device to process and respond to current information and data input contemporaneously with the receipt of such information and data, while "Artificial Intelligence" refers to software or control process being programmed to mimic the human decision-making process. In addition to providing RT/AI technology directly to automotive manufacturers, the Company's RT/AI products enhance production and control machinery manufactured by third parties. The Company is seeking to install the enhanced machinery in the manufacturing plants of its Automotive Industry customers.


      The Automotive Industry is experiencing a substantial shift in its manufacturing process and control systems as automated machinery and the entire manufacturing and administrative process becomes increasingly computerized. The present Automotive Industry environment of "just-in-time" manufacturing, with the typical production line handling numerous installation functions involving a multitude of exterior and interior colors, interior fabrics, individual options and option packages, engines and transmissions types and other features and, possibly, different automobile models, has created a demand for the Company's products which Management believes have the ability to aid in controlling the complexity of machinery, process and quality control systems and planning and scheduling systems in a manner that reduces response time and costs. There are in excess 350 Automotive Industry manufacturing plants located in North America, with the typical plant having an average of 500 automated machines involved in the production and inspection processes. The Company has targeted each manufacturing plant within the Automotive Industry in North America as a potential customer. The control systems of each automated machine in such manufacturing plants, and the entire operating process of each plant, is capable of being enhanced by one or more of the Company's products.

      The RT/AI technology licensed by the Company for use in creating the Company's products was developed by ISI Technology Corp. ("ISI"). In August 1995, the Company acquired from ISI the exclusive license in perpetuity (the "License") to sell the RT/AI technology to the Automotive Industry in North America. In addition, the Company acquired all of ISI's rights under various purchase orders (each, a "Purchase Order") and, perhaps more importantly, certain blanket purchase orders (each, a "Blanket Purchase Order" or "BPO"), including a BPO issued by the purchasing agent for Ford. In the automotive manufacturing business, a BPO operates as a pre-approval of the vendor as a provider to the BPO issuer of the items listed in the BPO. Although issuing a BPO does not constitute a firm commitment, and the issuer of the BPO is under no obligation to purchase the items listed thereon from such vendor, a BPO increases the probability that such vendor will be chosen to supply those items listed in the BPO if and when such items are ordered. Although the BPO with Ford has expired, Management believes that as a practical matter no replacement is required in view of the relationship between the Company and Ford. See "Risk Factors - Risk of Loss of Material Customers, Lack of Firm Contracts"and "Business-License Agreement with ISI Technology Corp."

Industry Overview

      Managing Automation, a trade journal, reported that it anticipated that the overall market for intelligent industrial systems would grow to approximately $98.8 Billion, by the end of 1994. In fact, Managing Automation reported in 1995 that the market for intelligent industrial systems had grown to $99.3 Billion by the end of 1994, and has continued to grow at annual rate of 6%. Further, according to the most recent information available to the Company, Ford spent approximately $2.1 Billion through 1994 on intelligent industrial systems, and GM, Ford and Chrysler (collectively, the "Big Three") together spent an aggregate $8.7 Billion on such systems through 1994.

      Webster's Dictionary defines artificial intelligence as "The characteristics of a machine programmed to imitate human intelligence functions" and "Research in methods of such programming (to imitate human intelligence functions) designed to supplement human intellectual abilities." In general, artificial intelligence is any technology which emulates the analysis and decision making capability of a human expert or organization in a specific area of expertise. This will typically include the ability to reason with uncertainty, with vague or "fuzzy" values (as opposed to only absolutes); the ability to learn from experience; the ability to adapt the processing to the environment or situation presented; to use multiple types of reasoning (e.g., inductive, deductive, forward decision trees, search for evidence of, etc.) to reach a conclusion, decision or recommendation; and the ability to "explain" the facts used and the deductions, results, conclusions or recommendations reached, made in arriving at a particular action or recommendation. In addition, artificial intelligence has the attribute, like the human mind, to be able to learn and automatically (without reprogramming) alter or adopt its behavior and/or decision making process based upon the difference between a desired outcome and the actual outcome of a prior decision, conclusion or recommendation. Artificial intelligent computers can learn in one or more ways, such as: (i) a human can teach the computer (program/write the software), correcting the computer's errors while it is running (reprogramming or supplementing the software); (ii) the computer can learn through actually manipulating the objects and processes it is designed to manipulate or control;
(iii) the computer can learn by example; and (iv) the computer can conduct a simulation of the processes or objects and use this model to introspect, or reflect upon, what decisions will affect what variables and achieve what possible outcomes.

      Within the computer software industry, the term "knowledge based" means that the resulting software has certain attributes which are normally associated with human knowledge, while "intelligent agent" indicates a special type of computer software architecture in which the "knowledge" is organized and placed in modules called "agents." Typically, each agent contains fairly specialized knowledge, such as factory machine control, financial analysis, inventory management, etc. These agents interconnect with and communicate with other agents, reasoning together about a particular problem or situation, similar to a committee or group of individual human experts meeting together on a specific matter. Numerous industry reports support the proposition that adding intelligent agents to a conventional software program typically makes that program more flexible and adaptive, easier to use and more powerful than its "non-intelligent" alternatives.

      Critical to intelligent agent software application programs is the speed at which the agents process data input (throughput) and the volume of information and knowledge within each agent. The faster the intelligent agents and the larger their data capacity throughput, the more powerful, useful and practical the program is. Accordingly, the power of the artificial intelligence software application program is a result of the capabilities of the CASE tool which is used to codify the knowledge and information within the program's intelligent agents. Management believes that Agentware is the most advanced CASE tool presently available to create RT/AI application programs.


      According to many management and technology analysts, intelligent agent/knowledge based technology is the most important innovation since the invention of the computer. As reported in the April 1995 issue of DBMS Magazine "[N]o software application in the future can be competitive without Intelligent Agents." Intelligent Manufacturing Newsletter stated that "knowledge-based systems such as autonomous agents will dominate the manufacturing landscape of the late 1990's."


RT/AI Technology


      All of the Company's products were developed with the use of the Agentware CASE tool, a form of technology. This manner of application software and control system development has permitted the RT/AI technology to be incorporated into each of the products. Management believes that Agentware is the only CASE tool capable of inserting knowledge based intelligent agents directly into application software programs and machinery control systems.


      Most knowledge based software programs can process approximately 300 analytical pieces of knowledge (called "rules") per second with 100 changing facts per second. Software developed with Agentware, however, is capable of running approximately 2,500,000 such rules and 1,200,000 changing facts per second. Intelligent agent systems developed using Agentware were independently benchmarked by the Northeast Parallel Architecture Center of Syracuse University in June 1992 as being approximately 1,000 times more powerful (higher amount of information processed in a given unit of time) than any competing system.

License Agreement with ISI Technology Corp.

      In order to capitalize upon what Management believes to be a substantial, growing market for RT/AI systems within the Automotive Industry due to the increase in the complexity and demands of the manufacture process and the machinery, process and quality control systems employed in the current competitive automotive market, on August 1, 1995, the Company entered into a License Agreement (the "License Agreement") with ISI for the exclusive right, in perpetuity, to market ISI's RT/AI technology to the Automotive Industry within North America; provided, however, that such entities can only utilize the RT/AI in connection with the portion of their business which is engaged in the Automotive Industry. It is possible that in the future, the Company will seek the license for other geographic areas. Besides Agentware, ISI developed products which the Company markets to the North American Automotive Industry.
In addition to the right to utilize the RT/AI technology, pursuant to the License Agreement, the Company acquired all of ISI's rights under various contracts and Purchase Orders and, more importantly, Blanket Purchase Orders, including a BPO with the purchasing agent for Ford which expired in February, 1997. See "Risk Factors-Risk of Loss of Material Customers; Lack of Firm Contracts." In the Automotive Industry, a BPO operates as a pre-approval of the vendor as a provider of the items listed in the BPO. Although issuing a BPO does not constitute a firm commitment, and the issuer of the BPO is under no obligation to purchase the items listed therein from such vendor, a BPO increases the probability that such vendor will be chosen to supply those items listed in the BPO if or when such items are ordered. The Company reserved the right pursuant to the License Agreement to engage in other businesses although at this time there are no plans to do so.

      As consideration for the License and rights the Company acquired pursuant to the License Agreement, the Company paid ISI an up front royalty of $1,000,000 and agreed to pay ISI, for as long as the License remains in effect, royalties of 30% of the Company's "gross revenues" derived from the Company products which are based upon the technology subject to the License. For purposes of the License Agreement, gross revenues means monies actually received by the Company from the use of the products with respect to the use and operation of the licensed software and does not include revenues derived from the sale, installation or servicing of computer hardware or other equipment that may be used in connection with the Company's products subject to the License. Moreover, the Company is required to make royalty payments on revenues generated from maintenance and support services on the products subject to the License. The Company's continuing royalty obligations are payable on a monthly basis based upon monies actually received by the Company from its customers. Through June 1997, the Company has paid ISI an aggregate $436,273 in royalties, in addition to the up front royalty of $1,000,000.

      Under the terms of the License Agreement, ISI is required to provide all innovations, improvements, upgrades, modifications, substitutions, replacements and enhancements to its RT/AI technology and to correct any errors to the technology. Although ISI is not obligated to provide services, the Company has been advised by ISI that ISI intends to continue to develop and produce upgrades, enhancements and additions to its RT/AI technology, software application programs and devices for the foreseeable future. The Company has received regular updates from ISI since it first acquired the License. In addition, ISI is entitled to be paid such amounts as may be mutually agreed upon in good faith for all support, consultation or educational services provided by ISI at the Company's request. The Company has the right to make modifications, enhancements or other changes to the RT/AI technology or develops additional devices utilizing the RT/AI technology; provided however, that the Company is required by the License Agreement to provide any such modifications, enhancements or other changes or new products to ISI upon ISI's payment of 50% of the Company's development costs incurred in connection with such modifications, enhancements or other changes or new products. Management views this arrangement as beneficial to the Company in view of the fact that it will both obtain the benefit of ISI's improvements and have ISI share the cost of improvements the Company makes.


      ISI has the right to terminate the License Agreement if the Company fails to make a required payment and such payment is not made within ten business days after notice. In addition, in the event of certain other defaults in the Company's obligations, the License Agreement can be terminated if the Company fails to cure such default within 60 days after notice.

Business Strategy

      In order to take advantage of the opportunities available in the expanding market for artificial intelligence technology applications within the North American Automotive Industry, the Company's strategy is to emphasize the RT/AI CASE tool capabilities of Agentware in creating software applications and control devices and the RT/AI qualities and capabilities of the Company's product line. Key elements of the Company's strategy include:

      Continuing to Target the Big Three and their Vendors. The Company now targets, and intends to continue to target, Ford and Chrysler, and their major vendors in North America for additional sales, and intends to conduct future sales and marketing campaigns directed at GM and the North American Automotive Industry plants of Japanese and European manufacturers and their vendors. Prior to granting the License to the Company, ISI established relationships at the Vice President, General Manager and Plant Manager levels of the Big Three automotive manufacturers, and up to the level of President at some of the major vendors to the Big Three. In addition to the Company's position as the only source for RT/AI technology, and the real and perceived value of the RT/AI capabilities of the Company's products to the Automotive Industry, the Company's relationship with ISI and the relationships initially established by ISI have aided the Company in gaining access to and achieving credibility with high-level personnel at the Big Three and their major vendors. Relationships initially established by ISI have, Management believes, played a part in the Company being awarded business with other manufacturers. Management intends to further develop such relationships, as well as seek to establish additional relationships with their associates within their companies and their counterparts at other North American Automotive Industry manufacturers and their vendors.

      The Company treats each department within each automotive manufacturing plant as a separate potential customer. In fact, within the Automotive Industry, a significant number of departments operate as semi-autonomous companies, with departments having separate budgets and the authority to make many independent equipment purchase. However, department heads, product managers and plant managers do consult with each other and the reputation of suppliers is typically disseminated throughout a manufacturing plant and to a manufacturer's other facilities. The Company attempts to use the positive satisfaction of a department head, product manager or plant manager as a steppingstone for further sales to each manufacturer.

      New Plant Pilot Programs. Management currently intends to continue to promote plant pilot programs. Plant pilot programs are on-site trial uses of the RT/AI technology and Company products, enabling the customer to judge firsthand the benefits of the RT/AI technology and Company products. When the RT/AI technology and products perform in accordance with the specifications for the pilot program results, the customer is obligated to purchase the products and the Company receives payment. If the products do not perform in accordance with the specifications, the customer is not obligated to purchase the products.

      Aggressive Sales and Marketing Program. The Company intends to implement an aggressive sales and marketing program to take advantage of what management believes are significant opportunities for the RT/AI technology and Company products within the North American Automotive Industry. It is the Company's plan to increase its marketing efforts primarily focusing on the Big Three and their major vendors, and to the North American plants of Japanese and European manufacturers and, to the extent located in North America, their major vendors. Management intends to utilize $800,000 of the net proceeds from the Offering to increase its sales, marketing and public relations efforts including the engagement of additional sales, marketing and public relations personnel, the creation of additional sales materials, the creation of an advertising campaign for trade publications and the attendance at trade shows.

Products


      Management believes that the Company's products which were developed by ISI have the capacity to gather and process significantly more data, and to do so faster and more accurately, than the products presently available from others, and to utilize such processed information to give operating directions, reports and recommendations for the efficient and cost-conscious control of the production process within an Automotive Industry manufacturing plant. The Company's products were initially developed by ISI. The major products currently offered by the Company for installation in Automotive Industry manufacturing plants are:


            NexGen(TM) is a small, yet powerful, personal computer with RT/AI technology embedded in proprietary computer processing chips installed on the computer's circuit cards. This intelligent next generation controller is designed for manufacturing and process control. NexGen open systems hardware is manufactured by Motorola according to specifications supplied by ISI. The main computer processing unit ("CPU") in the NexGen is the Power PC(R) chip manufactured by Motorola in partnership with International Business Machines Corporation ("IBM") and the Apple Computer Company ("Apple").


            IVIS(TM), an acronym for Intelligent Vision System, is an intelligent machine vision device whose performance functions are programmed with the use of Agentware software. IVIS is installed as part of the Automotive Industry manufacturer's product line as an in-line inspection and control device. IVIS is capable of recognizing colors, patterns, shapes, textures, sizes and positioning of parts, as well as characters stamped on the parts. IVIS performs its inspections in less than one second in most cases. The device then combines these various recognition methods to perform more complex, integrated inspections on the work pieces and provides commands to machines and/or recommendations to operator personnel regarding how to act upon the interpreted data. IVIS is not just one product, but can be utilized in a number of different products which can perform different functions. The Company's internal documentation of studies done cooperatively with Ford demonstrates that, in automotive manufacturing plant installations, IVIS pays for itself in a matter of days, that it makes less than 1 error in 1,000 recognition cycles, which ensures consistently better quality products than formerly possible, and that, in applications where there are only two sources of information to interpret, the error rate drops to about 1 error in 10,000 recognition cycles. Management believes that it is unique in the automotive industry in its combination of recognition methods, its ability to reliably recognize colors and the fact that the plant need not be stopped for the inspections to be performed. In addition, tests on IVIS establish that:

      o IVIS, which produced 78% of the Company's gross revenues for the 1996 Fiscal Year, is fast enough to detect data and "capture" an image in real time without stopping, lifting or locating a part;

      o Unlike other systems, does not need to use strobe lights to "freeze" the images;

      o IVIS cameras are stationary; their speed is such that they do not require motion to catch the full image required for IVIS to perform its recognition and inspection duties; and

      o IVIS sees the image's true colors (not just gray scale), recognizes color changes and adjusts itself when color varies.

      In addition, cooperative studies and tests performed with Ford have established that IVIS has features not found in other visions systems, such as:

      o     IVIS provides information on part counts and machine cycle times;


      o IVIS is fully network ready and can communicate with other IVIS installations, MRP (Manufacturing Resource Planning) systems and MIS systems, as well as with the Company's central facilities for automatic upgrading and assistance;


      o User documentation and training can be provided on-line, which means on-the-job training and no more lost manuals;

      o IVIS can use multiple cameras, can be integrated using commercial, "off-the-shelf" components, can be easily reconfigurable for new applications and is easily upgrade able to increase speed or add other enhancements; and


      o IVIS systems are easy to install -- one system was designed, developed, installed and operating at a Ford plant within five days of initial order (and this system has an error rate of less than 0.0001 percent).


      IVIS functions in a capacity beyond a mere machine vision system. Beyond its basic function of recognizing colors, patterns, shapes and characters in multitude of varying environments, IVIS is a high speed artificial intelligence data processor which can provide process control feedback and recommendations for improving overall plant efficiency and productivity. It thus becomes part of the plant's "team network."

      Based upon the results of systems already in use, both in the Automotive Industry and elsewhere, management believes that the benefits from installation of IVIS include increased throughput, improved quality and greater overall productivity. Management also believes that working conditions are improved and work related environment stress is reduced because IVIS allows people to make better, faster and more accurate decisions due to its ability to process and report on greater levels of data at faster speeds than would otherwise be possible with conventional equipment.

      Virtual Machine is a computerized machine control system capable of providing faster and more thorough controls with greater flexibility, in terms of the number of part types it can process, than conventional, non-intelligent machine control systems. The Virtual Machine can also process a greater number of part types than competing control systems. The Company believes that installation of the Virtual Machine will provide the following customer benefits:

Product Feature                                   Customer Benefit

Reduced cycle time, higher throughput............ Productivity increases
More reliable machine controls................... Recurring cost reduction
Reduced maintenance costs........................ Recurring cost reduction
Simultaneous development of control systems
      with machine designing..................... Investment cost reduction and faster product development

      AddA(TM), an acronym for Advanced Diagnostic Acquisition, which is available as a stand alone product or as a module within a Virtual Machine and/or IVIS product, provides exhaustive diagnostics for finding and correcting machine component failures. AddA operates in parallel with either conventional machine controls or a Virtual Machine RT/AI controls. AddA is included within all Company products and is also available as a stand alone product. The product also provides in-depth recording of machine subsystem productivity, cycle time, throughput and other data. In industrial applications, due to its intelligence and ability to learn, AddA can further provide direct control or back-up control of both machines and processes. AddA can lead maintenance personnel through diagnostic and repair procedures and learns new knowledge from its "experience" of monitoring and/or controlling the process. The time needed to repair a failed machine or process shrinks by 50% to 90% with the installation of AddA and, in many instances, failures can be anticipated. In this manner, repairs can be made prior to, and can prevent, the actual failures.

      Agility(TM) is a process control product which is used to integrate the controls of multiple machines or whole assembly lines so that the productivity of the whole, rather than just each part, is optimized. Often, a manufacturing plant productivity problem will derive not from the failure of one machine, but from the lack of coordination among the various machines within the plant. Agility was designed to solve this problem by having the intelligence to observe the entire manufacturing process, and utilize its knowledge and experience to produce recommendations to better coordinate the plant machine to act together. Beyond coordination of the machinery on the plant floor, Agility is designed to serve as the "bridge" between plant floor controls and MIS systems, so that scheduling of personnel and supplies is optimized.

      Adapt(TM) is a department and plant-wide planning and execution system that provides real time, optimum scheduling and performance of complex operations to maximize the department's or plant's throughput. Beyond traditional scheduling, Adapt monitors the real time status of work and resources and provides moment-by-moment directions to plant machinery and stations to adapt their actions to the overall condition of the production process in order to minimize disruptions and maximize output.

      InfoView(R) is a comprehensive decision support system, gathering data through local area networks ("LANs"), telephone modems and myriad other sources and converts the data to information "maps" through which the user "navigates." InfoView also applies knowledge to the information gathered; it analyzes the information, finds trends and makes recommendations as to specific actions for the user to meet the user's own goals and objectives. Infoview is included within all Company products.

Installations


      As of August 31, 1997, the Products were in use at the following installation :

            Ford Romeo: This Ford manufacturing plant has two AddA modules and four IVIS units in operation. Both AddA are designed to diagnose faults and failures in complex, multi-robot production line machines. The IVIS systems are utilized in the following functions -


            o Two systems perform color detection/identification for the "select fit" of various sized pistons to various size bores in engine blocks. This detection occurs every eighteen seconds, eighteen hours per day, six days per week.

            o One system reads pin stamped characters on engine blocks for the "select fit" of various sized pistons to various size bores in engine blocks. The system reads the characters at an eighteen second cycle rate, eighteen hours per day, six days per week.

            o The final system reads both colors and characters on pistons. This occurs every two and one-quarter seconds, sixteen hours per day, seven days per week.

            Ford Sterling. This Ford plant has eight IVIS systems, three of which are also equipped with AddA modules. The modules perform trend analyses and process diagnostics. The IVIS systems, listed by function, are:

            o     Reads colored tapes indicating axle type.

            o     Reads colored marks for brake types.

            o     Gauges gear ratios.

            o     Reads colored marks for brake types.

            o Recognizes several complex bracket shapes of differential types.

            o     Measures lubrication levels.

            o     Detects unlubricated axles.

            o Recognizes and measures various suspension parts and machined slots in such parts.


      Chrysler Kenosha. This plant has three IVIS systems and one AddA module. The AddA module manages the IVIS units via a network, performs trend analyses and process diagnostics. The IVIS units perform the following functions:


            o     Reads painted pallet numbers.

            o     Gathers information for "select fit" operations.

            o Recognizes crank shaft size/type for main bearing "select fit" operation.

Product Development


      Under the License Agreement, ISI is not obligated to update the licensed technology. However, ISI is required to provide the Company with all innovations, improvements, upgrades, modifications, substitutions or replacement for, or enhanced versions of the RT/AI technology and products previously developed or subsequently developed by ISI.


Pricing

      The Company attempts, with respect to each potential and current job, to be completely aware of all pertinent costs. Company personnel evaluate each job to meet the customer's specifications. They determine the materials (hardware) required for the particular job, calculate the cost of all materials required and add a multiplier when developing the quotation for the customer. Next, the Company personnel evaluate the man hours required to complete the job and the various types of engineering staff needed. Here, too, a reasonable multiplier is applied to account for general and administrative expenses incurred for that job. After amounts for both materials and personnel are determined, an overall quotation is submitted to the potential client for review.

      The demands of each particular job affect the length of time until completion and installation. Jobs are not billed, nor is any revenue recognized, until the job is completed and installed at the customer's required location. The Company's administrative team then takes over and insures that billing of completed jobs is performed in a timely fashion so that cash flow remains consistent and supports the growth of the Company. The administrative team constantly evaluates the multipliers that the Company uses for quotation development purposes in order to insure that the most accurate and current figures are being applied.

Production and Service

      The Company's NexGen open systems hardware is manufactured by Motorola pursuant to specifications provided by ISI. However, ISI has advised the Company that ISI has the proprietary rights to the key components of NexGen and that NexGen can be manufactured by any of a number of other computer manufacturers. Accordingly, management does not believe that the Company is dependent upon Motorola or any other manufacturer for NexGen. In addition, neither Motorola or any other manufacturer can produce the proprietary aspects of the hardware except by virtue of a license from ISI.

      The Company currently purchases hardware for its other products from various computer hardware and machinery manufacturers. Management believes the Company is not dependent upon any manufacturer for hardware or machinery due to the fact that adequate alternative sources are available. All software application programs licenced to customers are written by the Company's in-house staff utilizing the Agentware CASE tool and basic programs previously developed by ISI.

      The Company's products carry a two-year warranty against defects in workmanship, which is the standard requirement of manufacturers in the Automotive Industry. In addition, the Company provides free maintenance services for one year. Installation of the Company's products are made by the customer, under the supervision of the Company. In fact, the Company has found that some customers, including Ford, have sufficient experience with installing the Company's products that the installation process can be completed with limited Company supervision. Service is performed by the Company's field engineers. The Company also provides maintenance, support and training services, either pursuant to annual contracts or on a time billing basis. At present, the Company does not have any maintenance or service agreements in effect with any of its customers. The Company anticipates that maintenance, service and support services will not generate significant revenues for the foreseeable future.

      ISI is obligated to correct any errors in the RT/AI technology and products and, where correction may take some time to accomplish, to work with the Company in determining ways to use the Products pending correction of such error. ISI is entitled to charge reasonable rates for consultation, education and support services.

Research and Development


      Pursuant to the License Agreement, the Company has the right to complete and prompt access to all of the results of research and development conducted by ISI. In addition, if the Company develops any modifications, enhancements or other changes to the RT/AI technology or any of the products previously developed by ISI, the Company is entitled to make full use of such modifications, enhancements or other changes. All such Company developed modifications, enhancements or other changes must be offered to ISI for ISI's use, subject to ISI reimbursing the Company one-half of the Company's research and development costs related to such modifications, enhancements or other changes. In it's 1995 and 1996 fiscal years, the Company spent a de minimus amount for research and development in view of the fact that the products were primarily developed by ISI.


Intellectual Property


      The Company is not the owner of any trademarks, copyrights, patents or similar intellectual property with respect to the RT/AI technology, the Company's products or otherwise. ISI represented to the Company in the License Agreement that all of the intellectual property rights with respect to the RT/AI technology and Company products are owned by ISI. Accordingly, all of the Company's rights or interests in the RT/AI technology used in the Company's products are based upon the Company's status as the licensee of ISI for the North American Automotive Industry. ISI has agreed in the License Agreement to indemnify and hold the Company harmless with respect to the validity of ISI's representations contained in the License Agreement and to defend any claims of unauthorized use by third parties.


Sales and Marketing

      The Company's marketing strategy seeks to increase sales by (i) continuing to target the Big Three and their major vendors in North America (ii) targeting other Automotive Industry manufacturers, particularly the North American plants of Japanese and European manufacturers, and their vendors and (iii) continuing to promote plant pilot programs as a means to demonstrate the benefits of the Company's products.

      The Company presently targets, and intends to continue to target, Ford and Chrysler, and their major vendors in North America for additional sales, and intends to conduct future sales and marketing campaigns directed at GM and the North American Automotive Industry plants of Japanese and European manufacturers and their vendors. Prior to granting the License to the Company, ISI established relationships at the Vice President, General Manager and Plant Manager levels of the Big Three automotive manufacturers, and up to the level of President at some of the major vendors to the Big Three. In addition to the Company's position as the only source for RT/AI technology, and the real and perceived value of the RT/AI capabilities of the Company's products to the Automotive Industry, the Company's relationship with ISI and the relationships initially established by ISI have aided the Company in gaining access to and achieve credibility with high-level personnel at the Big Three and their major vendors. The Company has found that Automotive Industry manufacturers regularly contact the Company to learn of the latest RT/AI technology enhancements available through the Company and to ascertain how the Company's products can improve their plant productivity. Relationships initially established by ISI have, management believes, played a part in the Company being approved as a direct vendor to Ford and receiving a vendor number. Management intends to further develop such relationships, as well as seek to establish additional relationships with their associates within their companies and their counterparts at other North American Automotive Industry manufacturers and their vendors.

      The Company treats each department within each automotive manufacturing plant as a separate potential customer. In fact, within the Automotive Industry, a significant number of departments operate as semi-autonomous companies, with departments having separate budgets and the authority to make independent supply and machinery acquisition decisions (within the overall company's approved vendors, such as those receiving BPOs). However, department heads, product managers and plant managers do consult with each other and the reputation of suppliers is typically disseminated throughout a manufacturing plant and to a manufacturer's other facilities. The Company attempts to use the positive satisfaction of a department head, product manager or plant manager as a steppingstone for further sales to each manufacturer.


      The Company's sales personnel provide regular briefings on and demonstrations of the capabilities of RT/AI technology and Company products to plant and project managers. Generally, one or more of the Company's engineers will accompany business development salespersons to each sales presentation, at which one member of the customer's management and appropriate engineers are in attendance. The number of engineers and their specialties will depend upon the product being presented and the customer's needs. Such briefings have resulted in agreements to begin "pilot programs" involving one or more of the products being placed into service with the customer. Plant pilot programs are on-site trial uses of the RT/AI technology and Company products, enabling the customer to judge firsthand the benefits of the RT/AI technology and Company products. If the products do not perform in accordance with the specifications, the customer is not obligated to purchase the products.


      The Company has implemented an aggressive sales and marketing program to take advantage of what Management believes are significant opportunities for the RT/AI technology and Company products within the North American Automotive Industry and supplement the Company's present practice of periodic exhibitions at the annual Detroit Automotive Trade Show and direct mail promotions. It is the Company's plan to increase its marketing efforts primarily focusing on the Big Three and their major vendors, and to the North American plants of Japanese and European manufacturers and their major vendors located in North America. Management intends to utilize $800,000 of the net proceeds from the Offering to increase its sales, marketing and public relations efforts including the engagement of additional sales, marketing and public relations personnel, the creation of additional sales materials, the creation of an advertising campaign for trade publications and expansion of the Company's attendance at trade shows.


Key Customers


      For the 1996 and 1997 Fiscal Years, Ford accounted for approximately 69% and 90% respectively, of the Company's revenues and Chrysler for the remaining 31% and 10%, respectively, of revenues. In its effort to broaden its customer base, the Company is continuing to target the Big Three and their major vendors in North America, as well as other Automotive Industry manufacturers, particularly the North American plants of Japanese and European manufacturers. On November 30, 1996, 39% of the orders on hand were from customers which had not contributed to the Company's 1996 Fiscal Year revenues. An additional 36% of the orders on hand were from Ford and Chrysler plants which had not contributed to 1996 Fiscal Year revenues.


      Although there are other Automotive Industry manufacturers having similar needs for the Company's RT/AI technology and products as those of Ford and Chrysler, and although the Company believes that its relations with both Ford and Chrysler are satisfactory, the Company lacks any firm contracts for the purchase of the Company's products. There can be no assurance that the Company will be able to sustain its level of business with Ford and/or Chrysler, that Ford and/or Chrysler will place new orders with the Company, or that the Company will be able to generate additional alternative customer demand for the RT/AI technology and products to replace the revenues derived from Ford and/or Chrysler in the event that the Company's relationships with either or both of them is or are terminated. The Company's BPO from the Ford purchasing agent, which generated 11% of the Company's total revenues from inception through December 31, 1996, terminated in February, 1997. Although the BPO with Ford has expired, Management believes that as a practical matter no replacement is required in view of the relationship between the Company and Ford. The Company has been approved as a direct vendor to Ford and has received a vendor number which facilitate its sales. There can be no assurance that sales will continue to occur. The loss of, or any material reduction in, the Company's business relationship with Ford and/or Chrysler could have a material adverse affect upon the Company. Although the Company expects to continue to expand its customer base, sales to its key customers will continue to have a significant impact on the Company's overall level of revenues for the foreseeable future.

Competition

      The Company competes in the highly competitive automation and control systems software market and, in particular, in providing control systems using RT/AI technology to the North American Automotive Industry. Other companies offer products and services similar to those of the Company and target the same customers as the Company. The Company believes its ability to compete effectively depends upon many factors both within and outside its control, including, but not limited to, the timing and quantities of such products required by the market, the continued ability of ISI to provide innovative and competitive RT/AI technology, the ability of the Company to retain and increase its customer base and market share, changes and innovations in the RT/AI technology and in the Automotive Industry, and the financial health of the Company, ISI and certain of the Company's customers. Many of the Company's competitors are substantially larger than the Company and have significantly greater financial resources and marketing capabilities than the Company, together with better name recognition. It is also possible that new competitors may emerge and acquire significant market share. Competitors with superior resources and capabilities may be able to utilize such advantages to market their products and services better, faster and/or cheaper than the Company. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any one of which could have a material adverse effect upon the Company's business, results of operations and financial condition. In addition, there can be no assurance that the Company will be able to compete successfully against its present or future competitors.

      The most significant of the Company's competitors, and the only truly industry-wide artificial intelligent manufacturing systems competitor, is GenSym Corp. ("GenSym"), a Cambridge, Massachusetts company which has achieved recognition in the artificial intelligent industrial systems market in general and the Automotive Industry manufacturing market in particular. GenSym offers a product to the Automotive Industry called "G2," an "expert system shell," or tool, which, according to GenSym, offers "real time" capabilities. However, management believes that GenSym has no application software or products as such. Rather, GenSym provides specialized installation of artificial intelligent industrial systems based upon customer specifications. GenSym is much larger and better capitalized than the Company, has a history of reasonable growth and profitability, and has a much larger number of installations than the Company.


      Notwithstanding GenSym's G2 product, Management believes that the Company has a technology-based competitive advantage over its competitors because no other company has a product with the capabilities and attributes of Agentware. According to two independent studies, the Products are currently at the cutting-edge of RT/AI technology. The June 1992 study by Syracuse University showed that approximately 650,000 rules were capable of being processed by Agentware, a significantly greater number of rules than could be produced by any other known competitor. In 1993, Ford performed a detailed study of Agentware finding, among other matters, that:


            o Agentware ran over 650,000 rules analyzing over 238,000 constantly-changing facts in a single second when running on a single Motorola 88110 CPU, with the nearest competitor running just over 300 rules with less than 90 changing facts on the same CPU;

            o Agentware, coupled with ISI's open architecture control hardware, was 40% less expensive (this does not take into account resulting labor savings);

            o Agentware logic in a machine control and diagnostic application was 1/13th as lengthy/complex as traditional control logic written by an experienced controls engineer; and

            o Agentware logic contained more functionality than the traditional control program and was developed in 80% less time than the traditional control program.


      The Ford study, along with the experiences of ISI and the Company to date, lead Management to believe that ISI can continue to market products that are 1,000 times more powerful than competing expert systems, quicker and cheaper to produce and are less difficult to maintain than competing conventional products.


      There can be no assurance that the Company can maintain any competitive advantage that it may have as a result of the power and productivity advantages of Agentware. Increased competition from the Company's competitors may result in price reductions, reduced gross margins and loss of market share, any one of which could have a material adverse effect on the Company.

Government Regulation


      The technology forming the basis of Agentware, and thereby the Company's products, is on the U.S. Critical Technology List and, accordingly, cannot be exported or disclosed to any foreign national although the Company is permitted to sell to the US plants of foreign manufacturers. Although the subject technology is limited, the Company's products themselves are approved for export licensing in view of the fact that the technology is encoded in the products and is not made known to purchasers. However, the Company's license is limited to North America.


Employees

      The Company currently has nine full-time staff members and one part-time staff member, performing executive, administrative, sales and software, control and electrical engineering functions. The Company's employees are supplemented by nine consultants engaged on an as-needed, task-by-task basis. The Company's in-house and consultant engineers perform field work and provide engineering analysis at the Company's offices. In addition, the engineers work with the Company's business development staff in the preparation of customer proposals. The Company does not have any employment agreements in effect. The Company is not a party to any collective bargaining agreement and believes relations with its employees are good.

Facilities


      The Company recently entered into a five-year lease for new executive office space in Farmington Hills, Michigan, which lease extends from September 15, 1997 until September 30, 2002. The new executive office space comprises 5,475 square feet, for which the Company pays a monthly base rent of $3,292,71, with such amount to increase to $4,020.83 per month for the period from September 15, 2000 until September 30, 2002. The new office facilities house administration, sales demonstrations, product application development, systems integration and customer and staff training. All engineering, inventory storage, systems integration and customer and staff training are conducted in one facility instead of outlying workshops, and all personnel are centralized for smoother, more efficient operations. Management intends for these facilities to incorporate all necessary capabilities, including the ability to network and interface with its customers' computers for data transfer, product monitoring and support. In addition to standard telephone, facsimile and e-mail communication, management intends to install video-conferencing capabilities in the premises, which are expected to dramatically reduce the need for travel and, accordingly, reduce response time in order to better serve the Company's customers. In addition, the new facilities are centrally located to automotive manufacturing plants of the Big Three and the facilities of their major vendors in the metropolitan Detroit area.

Litigation


      In the ordinary course of its business, the Company may become involved in legal proceedings from time to time. As of the date of this Prospectus, the Company is not a party to any material pending legal proceeding, nor any govermental or regulatory investigation or proceeding.

                                   MANAGEMENT

Executive Officers and Directors

      Upon completion of the Offering the executive officers and directors of the Company will be as follows:

Name                    Age         Position
----                    ---         --------
Douglas Dick             53         President, Chief Executive Officer and
                                    Director
Fred Shadko              50         Vice President and Director
James Perretty           33         Chief Financial Officer, Corporate Secretary
                                    and Director
Paul Michelin            58         Director



      Douglas Dick has been a Director of the Company since 1995. Mr. Dick was a career Royal Navy officer who brings leadership, management, and vital training skills to the Company. Mr. Dick's 20 years' experience in the Royal Navy includes the training of multiple specialists for entire ships crews of over 400 individuals. He spent his last four years service training over 1,200 U.S. Navy Surface Warfare Officers at Newport, Rhode Island. During the mid 1980s, Mr. Dick was a training systems development manager for General Electric, where he coordinated the efforts of a large instructional design and software development team for the development of high technology training simulators. He co-founded ISI Technology Corp. in 1987 and has served as the Program Manager and Chief Operating Officer for that Company.


      Fred Shadko has been a Director of the Company since 1995. Mr. Shadko is a former President and General Manager of IntelliSys Automotive Company which is headquartered in Detroit, Michigan. Mr. Shadko is a former Vice-President of Coma, the fifth largest tool manufacturer in the world and the largest in Europe. Mr. Shadko has in-depth experience in all aspects of automotive manufacturing and has developed business relationships within the automotive community.


      James Perretty has been a Director of the Company since 1995. From 1984 to 1994, Mr. Perretty served as Public Relations Consultant for the Communications Group, a public relations marketing firm. From 1994 to 1995, Mr. Perretty was an Advertising Account Executive and Vice President of Finance for Creative Communications Advantage, an advertising agency. Mr. Perretty has served since 1995 as Vice President of FMC Group, Inc., a financial consulting firm of which Mr. Michelin is president and director. Mr. Perretty has also served since 1996 as President and a director of Nationwide Resources, Inc., which, through its ownership of ETi International, Ltd., a United Kingdom Corporation, develops and markets computer software. Mr. Perretty has also served since 1995 as Vice President and a Director of Stratosphere Multimedia Corp., which markets tele-conferencing equipment and has facilities for tele- conferencing. Mr. Perretty received a B.A.A. degree in Business Administration from Broward Community College.

      Paul Michelin has been a Director of the Company since inception. Since 1992, Mr. Michelin has been the President and a Director of FMC Group, Inc., a financial consulting firm and a principal shareholder of the Company see "Principal Stockholders". Mr. Michelin has also served since 1995 as the Secretary and a Director of TL Industries, Corp., a publicly traded corporation which is traded on the NASD Bulletin Board, which makes investments in other companies and holds certain licensing rights for computer training schools in Europe. Mr. Michelin has also served since 1995 as the Secretary and a Director of Stratosphere Multimedia Corp., which markets tele-conferencing equipment and has facilities for tele-conferencing. Mr. Michelin has also served since 1995 as the Secretary and a Director of Stratosphere Communications Corp., a publicly traded corporation which is traded on the NASD Bulletin Board, which has a majority interest in Stratosphere Multimedia Corp. Mr. Michelin has also served since 1994 as a Director of On Track Computer Training Corp., which owns and operates computer training schools in the United States. Mr. Michelin has also served since 1996 as a director of ETi International, Ltd., a United Kingdom corporation which develops and markets computer software. Mr. Michelin has also served since 1996 as Secretary and a Director of Nationwide Resources, Inc., which owns of 50% of ETi International, Ltd. Mr. Michelin has also served since 1990 as a Director of Your Travel Connections, Inc., a travel agency. Mr. Michelin attended McGill University in Montreal, Canada. (See "PRINCIPAL SHAREHOLDERS" for a discussion of the stock interest in the Company of FMC Group, Inc.)


      From 1983 to 1987, Mr. Michelin was a Principal of Michelin & Company, Inc., a brokerage firm. In 1986 and 1987, certain allegations were made against Mr. Michelin and Michelin & Company, Inc. by the Florida and Wisconsin State Securities Authorities and the National Association of Securities Dealers, Inc. (the "NASD") to wit: unsuitability of securities, the sale of unregistered securities, misrepresentations with respect to the sale of certain securities, failure to make full disclosure and allegations with respect to state and NASD administrative regulations. Mr. Michelin has advised Management that the foregoing allegations were totally without merit. Nevertheless, he chose not to litigate such claims in order to avoid the expenditure of substantial time and money and in lieu of litigation, he chose to do the following: (1) Michelin & Company, Inc. withdrew from doing business in Florida and such state withdrew its charges, (2) Michelin & Company, Inc. paid a fine to the State of Wisconsin and such state withdrew its charges, (3) Mr. Michelin and Michelin & Company, Inc. settled the claims made by the NASD, received a two week suspension and a fine of $20,000, and (4) sell certain assets of Michelin & Company, Inc. As a result of their failure to pay the fine to the NASD, the NASD suspended Mr. Michelin and Michelin & Company, Inc. in March, 1988. In connection with an unrelated complaint by the NASD alleging sales of securities at prices which were not fair and reasonable in 1986, Mr. Michelin and Michelin & Company, Inc. paid $8,500 to customers and paid a fine of $2,500 to the NASD.


Board of Directors

      All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Company reimburses directors for their reasonable expenses incurred in connection with their activities on behalf of the Company. None of the directors of the Company currently receive any compensation for serving in their capacities as directors. However, the Company reserves the right to compensate its directors in the future.

      Audit Committee. Upon the consummation of the Offering, the Company will establish an Audit Committee of the Board of Directors consisting of at least two directors, a majority of which shall not be employees of the Company. It is currently anticipated that Messrs. Michelin and Perretty will comprise the initial Audit Committee. Audit Committee members will meet regularly, both separately and with the Company's management and independent auditors, to review the results of the auditors' examination, the scope of audits, the auditors' opinions on the adequacy of internal controls and quality of financial reporting, and the Company's accounting and reporting principles, policies and practices, as well as the Company's accounting, financial and operating controls and staff.

      Compensation Committee. Upon the consummation of the Offering, the Company will establish a Compensation Committee of the Board of Directors consisting of at least two directors, each of whom shall not be employees of the Company. It is currently anticipated that Messrs. Michelin and Perretty will comprise the initial Compensation Committee. The Committee will make recommendations to the Board of Directors concerning the salaries of all executive officers. In addition, the Compensation Committee will administer the Company's Stock Option Plan and determine the amounts of, and the individuals to whom, awards shall be made thereunder. See "Management - Stock Option Plan."

Executive Compensation

      The following table sets forth information concerning the compensation paid or accrued by the Company during the two years ended September 30, 1996 to those individuals who served as Chief Executive Officer of the Company during the 1996 Fiscal Year and all other executive officers of the Company at September 30, 1996 who received total annual salary and bonuses in excess of $100,000 during the 1996 Fiscal Year (collectively, the "Named Executive Officers").

                                                                                  Long Term
                                                                                 Compensation
                                Annual Compensation                                 Awards
                              -----------------------                           ---------------
                                                                                   Securities
Name and Principal                                              Other Annual       Underlying
     Positions             Year    Salary ($)    Bonus ($)    Compensation ($)  Options/SARs (#)
     ---------             ----    ----------    ---------    ----------------  ----------------
Douglas Dick, President    1996     $ 58,413       $-0-            $-0-               -0-
(1)                        1995          -0-        -0-             -0-               -0-
Fred Shadko, Vice-         1996      117,308        -0-             -0-               -0-
President                  1995       20,768        -0-             -0-               -0-

----------
(1) Mr. Dick also received $22,499 and $79,888 from ISI for services rendered to ISI during the Company's fiscal years ended September 30, 1996 and 1995, respectively.

Stock Option Plan

      In _____ 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Stock Option Plan (the "Stock Option Plan"). The purpose of the Stock Option Plan is to provide directors, officers and key employees of, and consultants to, the Company with additional incentives by increasing their ownership interests in the Company. Directors, officers and other key employees of the Company are eligible to participate in the Stock Option Plan. Awards may also be granted to consultants providing valuable services to the Company. In addition, individuals who have agreed to become a key employee of, or a consultant to, the Company are eligible for option grants, conditional in each case on actual employment or consultant status. Awards of options to purchase Common Stock may include incentive stock options ("ISOs") and/or non-qualified stock options ("NQSOs").

      The maximum number of shares of Common Stock that may be subject to outstanding options, determined immediately after the grant of any option, shall be no greater than 400,000 shares, any portion of which may be granted as ISOs.

      The Board of Directors intends, upon consummation of the Offering, to establish a Compensation Committee, consisting of two or more directors who qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to administer the Stock Option Plan. The Compensation Committee will generally have discretion to determine the terms of an option grant, including the number of option shares, option price, term, vesting schedule, the post-termination exercise period, and whether the grant will be as ISO or NQSO. Notwithstanding this discretion, (i) the number of shares subject to options granted to any individual in any calendar year may not exceed ______, (ii) the option price per share of Common Stock may not be less than 100% of the market value of such share at the time of grant (or 110% if granted as an ISO to a holder of 10% or more of the then outstanding shares of Common Stock), (iii) the term of any option may not exceed ten years (unless granted as an ISO to a 10% or more stockholder, which term may not exceed five years), and (iv) an option shall automatically become void upon the termination of employment of the grantee for cause. In addition, unless otherwise specified by the Compensation Committee, all outstanding options vest upon a "change of control" of the Company (as defined in the Stock Option Plan), and all options will no longer be exercisable three months following any termination of employment (except in the event of the death or permanent disability of a holder of an ISO, where such ISO may be exercised for a period of up to one year from the date of death or permanent disability).

      The Stock Option Plan also provides for automatic option grants to directors who are not otherwise employed by the Company. Upon commencement of service (or upon agreeing to serve in the case of the initial non-employee directors), a non-employee director will receive a NQSO to purchase __,000 shares of Common Stock, and continuing non-employee directors will receive annual NQSO grants to purchase __,000 shares of Common Stock. NQSOs granted to non-employee directors become exercisable one-third on the date of grant and one-third on each of the next two anniversaries of the date of the grant. Non-employee directors' NQSOs have a term of five years from the date of the grant.

      The Stock Option Plan will remain in effect until terminated by the Board of Directors (except that ISOs may only be granted through _______, 2007) or until all shares issuable under the Stock Option Plan have been so issued. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. In addition, the Stock Option Plan may not be amended more than once every six months, other than to comport with changes to the Internal Revenue Code, Employee Retirement Income Security Act, or the rules and regulations promulgated thereunder.

Indemnification of Directors and Officers and Related Matters

      Section 145 of the Delaware General Corporation Law contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith. This provision does not eliminate or limit the liability of a director for violating his duty of loyalty (which includes the obligation of a director of the Company to refrain from self dealing with respect to the Company, improperly competing with the Company or usurping Company opportunities), failing to act in good faith, engaging in intentional misconduct or knowingly violating a law or participating in the payment of a dividend or a stock repurchase or redemption for himself. This provision also does not affect any director's liability under federal securities laws or the availability of equitable remedies such as an injunction or rescission for breach of fiduciary duty.

      In addition, the Company's Bylaws provide that, with respect to third party actions, the Company shall indemnify any person who was or is a party to any threatened, pending or completed action (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company in such capacity for another entity, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification is not to be made for acts or failures to act which constitute willful misconduct or recklessness.

      The Company's Bylaws also provide that, with respect to derivative actions, the Company shall indemnify any person who was or is now a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was so serving at the request of the Company in such capacity for another entity, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. Indemnification is not to be made for acts or failures to act which constitute willful misconduct or recklessness.

                                PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information as of the date of this Prospectus regarding the beneficial ownership of the Common Stock and Class A Stock , and as adjusted to give effect to the sale by the Company of the securities offered hereby, by: (i) each director; (ii) each executive officer named in the "Management" section; (iii) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock and Class A Stock ; and (iv) all directors and executive officers as a group.


                                         Common Stock                               Class A Stock
                                         ------------                               -------------
                           Shares                Percentage Owned             Shares
Name and Address           Beneficially  ---------------------------------    Beneficially
of Beneficial Owner (2)    Owned (1)     Prior to Offering  After Offering    Owned (1)       Percentage
-----------------------    ------------  -----------------  --------------    ------------    ----------
Douglas Dick                     -0-            -0-               -0-               -0-            -0-

Fred Shadko                      -0-            -0-               -0-               -0-            -0-

Marcel Brun (3)              600,000           15.0              13.3             3,500           .002

Paul Michelin (4)(5)         500,000           12.5              11.1               -0-            -0-

FMC Group, Inc. (5)          500,000           12.5              11.1               -0-            -0-

Louisa P. Michelin               -0-            -0-               -0-           214,987           10.7

James Perretty(5)                -0-            -0-               -0-               -0-            -0-

Victoria Paez                    -0-            -0-               -0-           116,666            5.8

Paul Ulli, Jr. (3)           600,000           15.0              13.3           100,000            5.0

Suzanne Wolf (3)             500,000           12.5              11.1               -0-            -0-

All Officers and
   Directors as a
   Group (4 Persons)         500,000(4)        12.5              11.1               -0-            -0-


(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.


(2) Unless otherwise indicated, the address for each named individual is IntelliSys Automotive Systems, Inc., 24409 Halsted Road, Farmington, Michigan 48335.

(3) The address for Messrs. Brun and Ulli and Ms. Wolf is c/o Investa, A.G., Hardstrasse 4, CH-4127, Birsfelden, Switzerland.

(4) Represents the 500,000 shares of Common Stock owned of record by FMC Group, Inc., of which Mr. Michelin is President and a director and Louisa P. Michelin, his wife, is the sole shareholder thereof.

(5) The address for Paul Michelin, James Perretty and FMC Group, Inc. is 2255 Glades Road - Suite 124A, Boca Raton, Florida 33431.

                          CERTAIN TRANSACTIONS

Effective July 14, 1995, the Company issued and delivered shares of Common Stock to the individuals and entities listed below for the consideration set forth opposite their respective names.

Name                               Number of Shares      Aggregate Consideration
----                               ----------------      -----------------------
Marcel Brun.....................        500,000                $  75,250
FMC Group, Inc. (1).............        500,000                   75,250
Paul Ulli, Jr.                          500,000                   75,250
Suzanne Wolf                            500,000                   75,250
                                     ----------               ----------
         Totals.................      2,000,000                 $301,000


         As of August 1, 1995, the Company entered into the License Agreement with ISI. For a discussion of the License Agreement, See "Business - License Agreement with ISI Technology Corp."


         In the 1996 Fiscal Year, FMC, a principal stockholder whose President is a director of the Company, advanced the Company funds totaling $93,442 as of September 30, 1996. The advances have been treated as a demand loan bearing interest at four (4%) percent per annum, interest payable at maturity. Subsequent to September 30, 1996, FMC made further advances to the Company on the same terms as the prior advances, to the effect that the aggregate principal amount due FMC was $436,809, as of January 31, 1997.


         During the 1996 Fiscal Year, the Company paid FMC, a principal stockholder, fees totaling $39,000 for management services rendered to the Company. Pursuant to a written agreement, FMC provides the Company with financial and management services, including, but not limited to, arranging financing, budgeting, financial record keeping, bookkeeping and bill paying. Commencing April, 1996 the Company has been paying FMC $5,000 per month for management services.


         Effective September 30, 1996, Marcel Brun and Paul Ulli, Jr., principal stockholders of the Company, each purchased an additional 100,000 shares of Common Stock for $75,000 ($.75 per share) in connection with the Company's off-shore private placement of an aggregate 2,000,000 shares of Common Stock.


----------
(1) Paul Michelin, a director of the Company, is the President and a director of FMC, and Louisa P. Michelin, his wife, is the sole shareholder.

                          DESCRIPTION OF THE SECURITIES

General

         The Company is authorized by its Certificate of Incorporation to issue an aggregate 15,000,000 shares of Common Stock, par value $.01 per share, 3,000,000 shares of Class A Stock, par value $.01 per share, and 2,000,000 shares of Preferred Stock

Common Stock

         The Company is authorized by its Certificate of Incorporation to issue 15,000,000 shares of Common Stock, of which 4,000,000 Shares are issued and outstanding. Holders of Common Stock are entitled to one vote per share and, subject to the rights of the holders of the Preferred Stock (discussed below), to receive dividends (together with holders of Class A Stock) when and as declared by the Board of Directors and to share ratably (with the holders of Class A Stock) in the assets of the Company legally available for distribution in the event of the liquidation, dissolution or winding up of the Company. Except as specifically provided by the GCL with respect to the voting by all classes of stock, the Common Stock is the only class of the Company's securities having voting rights. Holders of the Common Stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights. Accordingly, in the event the Company were to elect to sell additional shares of its Common Stock following this Offering, investors in this Offering would have no right to purchase such additional shares, as a result of such a sale, their percentage equity interest in the Company would be diluted. The shares of Common Stock offered hereby will be, when issued and paid for, fully-paid and not liable for further call or assessment. Holders of the Common Stock do not have cumulative voting rights, which means that the holders of more than half of the outstanding shares of Common Stock (subject to the rights of the holders of the Preferred Stock) can elect all of the Company's directors, if they choose to do so. In such event, the holders of the remaining shares would not be able to elect any directors. The Board of Directors is empowered to fill any vacancies on the Board. Except as otherwise required by the GCL, all stockholder action is taken by vote of a majority of the outstanding shares of Common Stock voting as a single class present at a meeting of stockholders at which a quorum (consisting of a majority of the outstanding shares of Common Stock) is present in person or by proxy.

Class A Stock


         The Company is authorized by its Certificate of Incorporation to issue 3,000,000 Shares of Class A Stock, of which 2,000,000 Shares are issued and outstanding. Holders of Class A stock are entitled to receive dividends (together with holders of Common Stock) when and as declared by the Board of Directors and to share ratably (with the holders of Common Stock) in the assets of the Company legally available for distribution in the event of the liquidation, dissolution or winding up of the Company. Except as specifically provided by the GCL with respect to the voting by all classes of stock, the holders of Class A Stock have no voting rights. In addition, holders of Class A Stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights. The Class A Stock is presently traded on the NASD Electronic Bulletin Board under the symbol ITAAA. See "Principal Shareholders."


Preferred Stock

         The Company is authorized by its Certificate of Incorporation to issue a maximum of 2,000,000 shares of Preferred Stock, in one or more series and containing such rights, privileges and limitations, including conversion privileges and/or redemption rights, as may, from time to time, be determined by the Board of Directors of the Company. Except as specifically provided by the GCL with respect to the voting by all classes of stock, the holders of Preferred Stock will have no voting rights. Preferred Stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed with the Secretary of State of the State of Delaware. The effect of such Preferred Stock is that the Company's Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the rights of holders of Common Stock.

Warrants

         The following is a brief summary of certain provisions of the Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company and Liberty Transfer Co. (the "Warrant Agent"). A copy of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

         Exercise Price and Terms. Each Warrant entitles the registered holder thereof to purchase, at any time during the five year period commencing on the date of this Prospectus, one share of Common Stock at a price of $ 7.50 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. Commencing on the date of this Prospectus, the Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Warrants. No fractional shares will be issued upon the exercise of the Warrants.

         Adjustments. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock, or sale by the Company of shares of its Common Stock or other securities convertible into Common Stock (exclusive of options and shares under the Stock Option Plan, and other limited exceptions) at a price below the then applicable exercise price of the Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company, in order to enable warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might have been purchased upon the exercise of the Warrant.

         Redemption Provisions. Commencing eighteen months after the date of this Prospectus, the Warrants are subject to redemption by the Company, in whole but not in part, at $.10 per Warrant on 30 days' prior written notice, provided that the per share closing bid quotation of the Common Stock as reported on Nasdaq equals or exceeds $ 10 per share (subject to adjustment for stock dividends, stock splits, combinations or reclassification of the Common Stock) for any twenty trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

         Transfer, Exchange and Exercise. The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration date five years from the date of this Prospectus, at which time the Warrants become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.

         Modification of Warrants. The Company and the Warrant Agent may make such modifications to the Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrant holders. The Company may, in its sole discretion, lower the exercise price of the Warrants for a period of not less than 30 days on not less than 30 days' prior written notice to the warrant holders and the Underwriter. Modification of the number of securities purchasable upon the exercise of any Warrant, the exercise price and the expiration date with respect to any Warrant requires the consent of two-thirds of the warrant holders. No other modifications may be made to the Warrants, without the consent of two-thirds of the warrant holders.

         The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company will use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there can be no assurance that it will be able to do so.


         The Warrants will not be separately transferable until determined by the Underwriter, in its sole and absolute discretion. Although the Securities will not knowingly be sold to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, purchasers may buy Warrants in the aftermarket or may move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised.


Certain Federal Income Tax Consideration

         The following discussion sets forth certain federal income tax consequences, under current law, relating to the purchase and ownership of the Units, and the Common Stock and Warrants constituting the Units. The Company has not requested and does not intend to request a ruling from the Internal Revenue Service or a tax opinion from its counsel on any tax aspect of the Offering. This tax discussion does not purport to be a complete analysis or list of all potential federal income tax consequences of the purchase, ownership and sale of the Common Stock or Warrants. The discussion does not address the tax treatment for certain unique taxpayers, such as insurance companies, tax exempt organizations, financial institutions and dealers in securities which may be subject to special rules not discussed herein. This discussion presents no analysis of the tax attributes of the Company either before or after this Offering. PROSPECTIVE PURCHASERS OF THE UNITS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND SALE OF SUCH SECURITIES AND THE APPLICABILITY OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.


         An investor must allocate the cost of each Unit among its three elements (two Shares and one Warrant) in accordance with their relative fair market values at the time of issuance. The portion of the aggregate cost allocated to each element will constitute the investor's initial federal income tax basis for that element.


         No gain or loss will be recognized by a holder of a Warrant held for investment on the holder's purchase of Common Stock for cash upon exercise of the Warrant. The adjusted tax basis of the Common Stock so acquired will be equal to the tax basis of the Warrant plus the exercise price. The holding period of the Common Stock acquired upon the exercise of the Warrant will begin on the date the Warrant is exercised and the Common Stock is purchased.


         The sale of a share of Common Stock or the sale of a Warrant will result in the recognition of gain or loss to the holder in an amount equal to the difference between the amount realized (generally the cash and the fair market value of any other property received) and the holder's adjusted tax basis for the property sold. The sale of Common Stock will result in capital gain or loss, provided the Common Stock is a capital asset in the hands of the holder. The sale of a Warrant (other than a sale to the Company) will also result in a capital gain or loss, provided the Warrant is a capital asset in the hands of the holder and the Common Stock underlying the Warrant would be a capital asset to the holder if acquired by the holder. Such capital gain or loss will be short term gain or loss if the Common Stock or Warrants sold or exchanged have been held one year or less, mid-term gain or loss if the Common Stock or Warrants have been held for more than 12 months and less than 18 months, and will be long-term capital gain or loss if the Common Stock or Warrant being sold or exchanged has been held for more than eighteen months at the time of such sale or exchange.

         If the repurchase of a Warrant by the Company is treated as a sale or exchange of a capital asset, any gain or loss recognized on the transaction will be short term gain or loss if the holding period of the Warrants is one year or less, mid-term gain or loss of the holding period of the Warrants is more than 12 months and less than 18 months and will be long-term capital gain or loss if the holding period of the Warrant exceeds eighteen months at the time of repurchase. However, it is unclear whether the repurchase of a Warrant by the Company will be treated as the sale or exchange of a capital asset, and if such repurchase is not treated as the sale or exchange of a capital asset, the holder of a Warrant could potentially recognize ordinary income on such repurchase because of a constructive distribution recharacterization.


         Mid-term capital gains of individuals, trusts and estates are taxed at a maximum rate of 28% and long term capital gains are taxed at a maximum rate of 20%, while short term capital gains are taxed at the same rates as ordinary income, which is currently taxed at a maximum rate of 39.6%. In additon, a maximum long term capital gains rate of 18% will apply to capital assets acquired after December 31, 2000, and held for more than 5 years, as well as to certain assets acquired prior to that date and held for the requisite period. Prosepctive purchasers should consult with their personal tax advisors to determine if this lowest long term capital gains rate may be applicable in 2001.

         Section 1202 of the Code in certain circumstances allows certain noncorporate taxpayers to exclude from income one-half of the gain (up to certain limits) from the sale or exchange of "qualified small business stock" held for more than five years. In addition, in calculating the alternative premium tax, 42% of the excluded gain (21% of the total gain) is treated as an item of tax preference. An individual may elect to roll over the capital gain from the sale of qualified small business stock held more than 6 months if other small business stock is purchased by the individual during the 60-day period beginning on the date of the sale. Gain is recognized only to the extent the amount realized on the sale exceeds the cost of the replacement stock purchased during the 60 day period. Any gain which is not recognized reduces the individual's cost basis in the replacement stock purchase. The holding period for the replacement small business stock includes the holding period of the small business tock sold for purposes of meeting the 5 year ownership test for excluding gain. In order for stock to be "qualified small business stock," the issuer of the stock must meet certain requirement, some of which apply to the period after the stock is issued. Consequently, it is unclear whether the Common Stock acquired upon exercise of a Warrant will qualify as qualified small business stock.


         Under Section 305 of the Code, certain actual or constructive distributions of stock (including warrants to purchase stock) with respect to such stock (or warrants) may be taxable to the stockholders (or Warrant holders) of the Company. Adjustments in the exercise price of the Warrants, or the number of shares purchasable upon exercise of the Warrants, in each case made pursuant to the anti-dilution provisions of the Warrants, among other things, may result in a distribution which is taxable as a dividend to the holders of Warrants. Distributions may be taxed as ordinary dividend income, return of capital, or gain from the sale or exchange of stock, depending on the earnings and profits of the Company and the tax basis of each of its stockholders or Warrant holders.


         A Warrant that expires unexercised will be deemed to have been sold or exchanged for no consideration on the expiration date. The holder of an expired Warrant would recognize loss to the extent of the holder's basis in that Warrant. Any loss to the holder of any expired Warrant will be a capital loss if the Warrant was held as a capital asset and if the Common Stock underlying the Warrant would have been a capital asset had such Warrant been exercised. Any loss will be short, mid or long-term capital loss depending upon the holder's holding period for the Warrant at the time the Warrant expires. The use of capital losses to offset ordinary income is strictly limited for noncorporate stockholders and prohibited for corporate stockholders.


         No gain or loss will be recognized by the Company upon the acquisition, exercise or expiration of any Warrants.

Section 203 of the Delaware Law

         Section 203 of the GCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (iii) on or after such date, the business combination is approved by the board of directors and by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person, who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

Transfer Agent

         The Transfer Agent for the Common Stock and Warrant Agent for the Warrants is Liberty Transfer Co., Box 558, Huntington, NY 11743-0588.

                     SHARES ELIGIBLE FOR FUTURE SALE


         Upon the completion of the Offering, the Company will have outstanding 4,600,000 shares of Common Stock and 300,000 Warrants. Of these securities, 600,000 shares of Common Stock and 300,000 Warrants maximum being sold in the Offering (along with 2,000,000 shares of Common Stock presently outstanding) will be freely transferable by persons other than "affiliates" of the Company (as that term is defined under the Securities Act) without restriction or further registration under the Securities Act. In addition, the 300,000 shares of Common Stock issuable upon exercise of the Warrants being sold in the Offering will also be freely tradeable without restrictions or further registration.

         All of the remaining 2,000,000 shares of Common Stock outstanding are "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act, and may only be sold pursuant to an effective registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. The 2,000,000 restricted shares are eligible for sale, without registration, under Rule 144 (subject to certain volume limitations prescribed by such rule and to the contractual restrictions described below).


         In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. Affiliates may sell unrestricted securities in compliance with Rule 144, other than the holding period requirement. A person who is not an affiliate, has not been affiliate within two months prior to sale, and has beneficially owned the restricted securities for at least two years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         The Company's officers, directors [and certain other stockholders] beneficially owning in aggregate ______________ shares of Common Stock have agreed not to sell or dispose of any of their securities of the Company prior to, 1998 [twelve months from the date of this Prospectus], without the Underwriter's prior written consent.


         In addition to the shares of Common Stock that are currently outstanding, the Company has reserved (i) 7,500 shares for issuance upon exercise of warrants and stock options presently outstanding and (ii) 400,000 shares for issuance upon the exercise of options granted and available for future grant under the 1997 Stock Option Plan, none of which have been granted as of the date of this Prospectus.


         Prior to this Offering, there has been no public trading market for the Common Stock and no prediction can be made as to the effect, if any, that public sales of shares of Common Stock or the availability of shares for sale will have on the market prices of the Common Stock and Warrants prevailing from time to time. Nevertheless, the possibility that a substantial amount of Common Stock and/or Warrants may be sold in the public market may adversely effect prevailing market prices and could impair the Company's ability to raise capital through the sale of its equity securities in the future.

                              UNDERWRITING


         The Underwriters named below (the "Underwriters") , for whom Agean Group, Inc. is acting as representative (in such capacity, the "Representative"), have agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), to purchase from the Company, and the Company has agreed to sell to the Underwriters on a firm commitment basis, the respective number of shares of Units set forth opposite their names:

Underwriters                                     Number of Units
------------                                     ---------------

Agean Group Inc.

         Total                                       300,000
                                                     =======

         The Underwriters are committed to purchase all of the Units offered hereby, if any of such Units are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.


         The Underwriting Agreement between the Company and the Representative (the "Underwriting Agreement") provides that the obligations of the Underwriter are subject to the approval of certain legal matters by its counsel and various other conditions. The Underwriter has advised the Company that it proposes to offer the Units to the public at the public offering prices set forth on the cover page of this Prospectus. The Underwriter may allow certain dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD") concessions, not in excess of $____ per Unit, of which not in excess of $___ per Unit may be reallowed to other dealers which are members of the NASD.

         The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make. The Company has also agreed to pay to the Underwriter an expense allowance on a non-accountable basis equal to 3% of the gross proceeds derived from the sales of the Units underwritten, of which the full amount of $90,000 has been paid to date.


         The Underwriter has informed the Company that it does not expect sales to discretionary accounts by the Underwriter to exceed 5% of the Units offered hereby.


         The Company has granted to the Underwriters an Over-Allotment Option, exercisable within 45 days of the date of this Prospectus, to purchase up to an additional 45,000 Units at the public offering price per Unit offered hereby, less underwriting discounts and the non-accountable expense allowance. Such Over-Allotment Option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Securities offered hereby. To the extent the Over-Allotment Option is exercised, in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional Units proportionate to its initial commitment.

         In connection with the Offering, the Company has agreed to sell to the Underwriter, for nominal consideration, Underwriter's Warrants to purchase from the Company such number of Units equal to 10% of the Units actually sold by the Company in the Offering. The Underwriter's Warrants are initially exercisable at a price of $14 per Unit for a four-year period commencing on the first anniversary of the issuance of the Underwriter's Warrants. The Underwriter's Warrants provide for adjustments in the number of Units issuable upon the exercise thereof and in the exercise price of the Underwriter's Warrants as a result of certain events, including subdivisions and combinations of the Common Stock.

         The Company has agreed to retain the Underwriter as a financial consultant for a period of two years following the consummation of this offering at an annual fee of $30,000, the entire $60,000 payable in full, in advance. The consulting agreement with the Underwriter will not require it to devote a specific amount of time to the performance of its duties thereunder.

         The Underwriter has not previously participated in any public offerings as an underwriter. In evaluating an investment in the Company, prospective investors in the Units offered hereby should consider the Underwriter's lack of experience as an underwriter of public offerings.


         Upon the exercise of any Warrants more than one year after the date of this Prospectus, which exercise was solicited by the Underwriter, and to the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc. ("NASD") and the Rules and Regulations of the Commission, the Company has agreed to pay the Underwriter a commission which shall not exceed five percent (5%) of the aggregate exercise price of such Warrants in connection with bona fide services provided by the Underwriter relating to any warrant solicitation undertaken by the Underwriter. In addition, the individual must designate the firm entitled to payment of such warrant solicitation fee. A warrant solicitation fee will only be paid to the Underwriter or another NASD member when such NASD member is specifically designated in writing as the soliciting broker. However, no compensation will be paid to the Underwriter in connection with the exercise of the Warrants if (a) the market price of the Common Stock is lower than the exercise price, (b) the Warrants were held in a discretionary account, or (c) the exercise of the Warrants is not solicited by the Underwriter.


         The Underwriters may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales by the underwriting syndicate in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Securities as long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of the Units in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a selling group member when the Units originally sold by such selling group member are repurchased in the open market by the Underwriters. Such stabilizing transactions, syndicate short covering transactions and penalty bids may cause the price of the Units to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on the Nasdaq SmallCap Market or otherwise and, if commenced, may be discontinued at any time.

         In general, the rules of the Commission will prohibit the Underwriters from making a market in the Securities during a "restricted period" commencing up to five days prior to the pricing of the offering of Units offered hereby and extending until completion of the Offering. The Commission has, however, adopted exceptions from these rules that permit passive market making under certain conditions. These rules permit an underwriter to continue to make a market subject to the conditions, among others, that its bid not exceed the highest bid by a market maker not connected with the Offering and that its net purchases on any one trading day not exceed prescribed limits. Pursuant to these exemptions, the Underwriters, selling group members (if any) or their respective affiliates may engage in passive market making in the Company's Securities during the restricted period.


         Prior to this Offering, there has been no public market for the Common Stock or the Warrants. Consequently, the initial public offering price of the Units has been determined by negotiation between the Company and Underwriter and does not necessarily bear any relationship to the Company's asset value, net worth, or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure, the market for initial public offerings and certain other factors as were deemed relevant.

         The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which are filed as exhibits to the Registration Statement. See "Available Information."

                                  LEGAL MATTERS

         The validity of the Securities comprising the Units offered hereby will be passed upon for the Company by Mintz & Fraade, P.C., New York, New York, counsel to the Company in connection with this Offering. Dreier & Baritz, Boca Raton, Florida has acted as counsel to the Underwriter in connection with this Offering. Mintz & Fraade, P.C. has been granted options to purchase 7,500 shares of Common Stock at $.001 per share. In addition, Mintz & Fraade, P.C. has previously represented and may in the future represent ISI, which is the licensor of the Company, and FMC which is a stockholder of and provides management services to the Company, as well as officers and principals of FMC, including, but not limited to, Paul Michelin, President of FMC and the husband of the sole shareholder of FMC, in transactions unrelated to the Company. In the past, Mintz & Fraade, P.C. has represented certain other companies which have some of the same stockholders as those of the Company and for which FMC is a consultant in transactions unrelated to the Company. Mintz & Fraade, P.C. also owns shares in other companies which have some of the same stockholders as those of the Company and for which FMC is a consultant. See "Risk Factors - Conflicts of Interest".


                                     EXPERTS

         The financial statements of the Company as of September 30, 1995 and 1996, and for the periods ended September 30, 1995 and 1996, have been included in this Prospectus in reliance upon the report of Daszkal, Bolton & Manela, Boca Raton, Florida 33433, independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         The Company has filed with the Commission a registration statement on Form SB-2 under the Securities Act (together with all amendments and exhibits thereto, the "Registration Statement") with respect to the securities offered hereby. This Prospectus, filed as a part of such Registration Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this Offering, reference is made to the Registration Statement, including the exhibits and schedules filed therewith, which may be inspected without charge at the principal office of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, or at the following regional offices of the
Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10007. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete and, where the contract, agreement or other document referred to has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

                      INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report .............................................. F-2

Balance sheets as of September 30, 1996 ................................... F-3

Statements of Operations, for the Period of Inception Through
September 30, 1995 and the Fiscal Year Ended September 30, 1996 ........... F-4


Statements of Shareholders' Equity (Deficit), for the Period of Inception Through September 30, 1995 and the Fiscal Year Ended September 30, 1996 ... F-5


Statements of Cash Flows, for the Period of Inception Through
September 30, 1995 and the Fiscal Year Ended September 30, 1996 ........... F-6

Notes to Financial Statements ............................................. F-7


Condensed Consolidated Balance Sheets - June 30, 1997 (unaudited) ......... F-8


Condensed Consolidated Statements of Operations -
  Nine months ended June 30, 1997 and 1996 (unaudited) .................... F-10

Condensed Consolidated Statements of Cash Flows -
  Nine months ended June 30, 1997 and 1996 (unaudited) .................... F-11

Notes to Condensed Consolidated Financial Statements -
  June 30, 1997 ........................................................... F-12

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.

                              FINANCIAL STATEMENTS

                        YEAR ENDED SEPTEMBER 30, 1996 AND

                      PERIOD FROM JULY 14, 1995 (INCEPTION)

                              TO SEPTEMBER 30, 1995

                                TABLE OF CONTENTS

INDEPENDENT AUDITOR'S REPORT.................................................1

FINANCIAL STATEMENTS:

   BALANCE SHEETS..........................................................2-3

   STATEMENTS OF OPERATIONS .................................................4

   STATEMENT OF STOCKHOLDERS' EQUITY.........................................5

   STATEMENT OF CASH FLOWS.................................................6-7

   NOTES TO FINANCIAL STATEMENTS..........................................8-14

                            DASZKAL, BOLTON & MANELA
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

        240 W. PALMETTO PARK ROAD, SUITE 300 o BOCA RATON, FLORIDA 33432
                    TELEPHONE (561)367-1040 FAX (561)750-3236

JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                   OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN, CPA, P.A.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Intellisys Automotive Systems, Inc.

We have audited the accompanying balance sheets of Intellisys Automotive Systems, Inc. as of September 30, 1996 and 1995, the related statements of operations, stockholders' equity and cash flows for the year ended September 30, 1996 and for the period from July 14, 1995 (Inception) to September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intellisys Automotive System, Inc. as of September 30, 1996 and 1995, and the results of its operations and its cash flows for the year ended September 30, 1996 and for the period from July 14, 1995 (Inception) to September 30, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced substantial losses from operations since its inception as well as negative cash flows from operation. The Company has a negative cash position at December 31, 1996. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the resolution of these uncertainties.

                                    /s/ Daszkal, Bolton & Manela

Boca Raton, Florida
January 13, 1997, except as to the information in the last paragraph in Note 12, for which the date is January 30, 1997, and except for Notes 1 and 4 for which the date is April 23, 1997.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                                 BALANCE SHEETS
                           SEPTEMBER 30, 1996 AND 1995

                                     ASSETS

                                                         1996           1995
                                                      -----------   -----------
CURRENT ASSETS
  Cash                                                $    90,881   $    51,753
  Contract receivables                                     12,933            --
  Costs and estimated earnings in excess of billings
     on uncompleted contracts                             367,146        30,170
  Loan receivable - stockholders                               --       151,000
  Prepaid expenses                                         29,912            --
  Rent deposit                                                 --         2,695
                                                      -----------   -----------

      Total Current Assets                                500,872       235,618
                                                      -----------   -----------

PROPERTY AND EQUIPMENT
  Office furniture and equipment                            4,922         4,922
  Computer equipment                                       42,781        26,068
  Less:  Accumulated depreciation                         (13,675)         (785)
                                                      -----------   -----------

      Property and Equipment, net                          34,028        30,205
                                                      -----------   -----------

OTHER ASSETS
  License Agreement, net of amortization                  970,833       995,833
  Deposits                                                  4,164         4,164
                                                      -----------   -----------

      Total Other Assets                                  974,997       999,997
                                                      -----------   -----------

TOTAL ASSETS                                          $ 1,509,897   $ 1,265,820
                                                      ===========   ===========

                 See accompanying notes to financial statements.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                                 BALANCE SHEETS
                           SEPTEMBER 30, 1996 AND 1995

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                          1996          1995
                                                       -----------  -----------
CURRENT LIABILITIES
   Accounts payable                                    $    24,054  $       151
   Accrued expenses                                         23,954       16,648
   Billings in excess of costs and estimated earnings
      on uncompleted contracts                                  --          944
   Contract payable - license                                   --      900,000
   Loan payable - stockholders                              93,442           --
   Loan payable - Licensor                                      --      147,784
                                                       -----------  -----------

      Total Current Liabilities                            141,450    1,065,527
                                                       -----------  -----------

STOCKHOLDERS' EQUITY
  Common Stock, $.001 par value - 20,000,000
    shares authorized; shares issued and
    outstanding: 1996 - 4,000,000 and
    1995 - 2,000,000                                         4,000        2,000
  Additional paid-in-capital                             1,797,000      299,000
  Accumulated deficit                                     (432,553)    (100,707)
                                                       -----------  -----------

      Total Stockholders' Equity                         1,368,447      200,293
                                                       -----------  -----------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                                $ 1,509,897  $ 1,265,820
                                                       ===========  ===========

                 See accompanying notes to financial statements.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS
                        YEAR ENDED SEPTEMBER 30, 1996 AND
           PERIOD FROM JULY 14, 1995 (INCEPTION) TO SEPTEMBER 30, 1995

                                                    For the           For the
                                                  Year Ended        Period Ended
                                                   September         September
                                                    30, 1996         30, 1995
                                                  -----------       -----------

Revenues                                          $   793,457       $    41,826
                                                  -----------       -----------

Costs and Expenses
  Cost of revenues                                    330,727            50,397
  Marketing                                            87,175            31,439
  General and administrative                          256,947            38,368
  Amortization - license costs                         25,000             4,167
   Royalties                                          265,420            10,712
   Research and development                            24,978             8,088
                                                  -----------       -----------

Total Costs and Expenses                            1,125,250           143,171
                                                  -----------       -----------

Loss from Operations                                 (331,793)         (101,345)
                                                  -----------       -----------

Other Income (Expense)
  Interest Income                                         780               638
  Interest Expense                                       (833)               --
                                                  -----------       -----------

Total Other Income (Expense)                              (53)              638
                                                  -----------       -----------

Net Loss Before Income Tax Benefit                   (331,846)         (100,707)

Income Tax Benefit                                         --                --
                                                  -----------       -----------

Net Loss                                          $  (331,846)      $  (100,707)
                                                  ===========       ===========


Weighted Average Common
  Shares Outstanding                                2,005,479         2,000,000
                                                  ===========       ===========

Net Loss per Common Share                         $      (.17)      $      (.05)
                                                  ===========       ===========

                 See accompanying notes to financial statements.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                        YEAR ENDED SEPTEMBER 30, 1996 AND
           PERIOD FROM JULY 14, 1995 (INCEPTION) TO SEPTEMBER 30, 1995

                                            Additional
                             COMMON STOCK     Paid-in   Accumulated
                          Shares     Amount   Capital    Deficit        Total
                          ------     ------   -------    -------        -----

Balance at July 14,
1995                            --  $   --  $       --  $      --   $        --

Stock issued             1,000,000   1,000          --         --         1,000

Stock issued             1,000,000   1,000     299,000         --       300,000

Net Loss for the
Period                          --      --          --   (100,707)     (100,707)
                         ---------  ------  ----------  ---------   -----------

Balance at September
30, 1995                 2,000,000   2,000     299,000   (100,707)      200,293

Stock issued             2,000,000   2,000   1,498,000         --     1,500,000

Net Loss for the Year           --      --          --   (331,846)     (331,846)
                         ---------  ------  ----------  ---------   -----------

Balance at September
30, 1996                 4,000,000  $4,000  $1,797,000  $(432,553)  $ 1,368,447
                         =========  ======  ==========  =========   ===========

                 See accompanying notes to financial statements.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                        YEAR ENDED SEPTEMBER 30, 1996 AND
           PERIOD FROM JULY 14, 1995 (INCEPTION) TO SEPTEMBER 30, 1995

                                                            For the     For the
                                                             Year        Period
                                                             Ended       Ended
                                                           September    September
                                                           30, 1996     30, 1995
                                                          -----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                $  (331,846)  $(100,707)
                                                          -----------   ---------
  Adjustments to reconcile net loss to net cash used in
     operating activities:
    Depreciation                                               12,890         785
    Amortization                                               25,000       4,167
  Changes in Assets and Liabilities:
    (Increase) Decrease in:
      Contract receivables                                    (12,933)         --
      Prepaid expenses                                        (29,912)         --
      Costs and estimated earnings in excess of billings
         on uncompleted contracts                            (336,976)    (30,170)
      Other assets                                              2,695      (6,859)
    Increase (Decrease) in:
      Accounts payable                                         23,903         151
      Billings in excess of costs and estimated earnings
         on uncompleted contracts                                (944)        944
      Accrued expenses                                          7,306      16,648
                                                          -----------   ---------
      Total Adjustments                                      (308,971)    (14,334)
                                                          -----------   ---------
Net Cash Used in Operations                                  (640,817)   (115,041)
                                                          -----------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                          (16,713)    (30,990)
                                                          -----------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from stock issuance                              1,500,000     300,000
  Proceeds from stockholder loan                              244,442          --
  Proceeds from other loans - ISI                                  --     147,784
  Payment of contract payable - license                      (900,000)   (100,000)
  Increase in stockholder loan                                     --    (150,000)
  Payment on other loans - ISI                               (147,784)         --
                                                          -----------   ---------
Net Cash Provided by Financing Activity                       696,658     197,784
                                                          -----------   ---------

(Continued on next page)

                 See accompanying notes to financial statements.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                        YEAR ENDED SEPTEMBER 30, 1996 AND
           PERIOD FROM JULY 14, 1995 (INCEPTION) TO SEPTEMBER 30, 1995

Statement of Cash Flows (Continued)
                                                      For the          For the
                                                       Year            Period
                                                       Ended            Ended
                                                     September        September
                                                     30, 1996         30, 1995
                                                  ----------------  ----------
NET INCREASE IN CASH                                        39,128      51,753

CASH, BEGINNING OF PERIOD                                   51,753          --
                                                  ----------------  ----------

CASH, END OF PERIOD                               $         90,881  $   51,753
                                                  ================  ==========


Supplemental Disclosure of Cash flow Information
  Cash Paid During the Period for:
    Interest                                      $            833  $       --
                                                  ================  ==========
    Income taxes                                  $             --  $       --
                                                  ================  ==========

Supplemental Disclosure of Non-cash Transactions
  License agreement acquired for contract         $             --  $1,000,000
                                                  ================  ==========
  Stock Acquired for Stockholder Loan             $             --  $    1,000
                                                  ================  ==========

                 See accompanying notes to financial statements.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Intellisys Automotive Systems, Inc. (the Company) was incorporated on July 14, 1995 in the State of Delaware. The Company began operations after acquiring significant assets from Intellisys Systems, Inc. The Company supplies diagnostic and control systems to the automotive industry using advanced engineering. The Company's customers are two of the big three in the automotive industry.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced substantial operating losses and negative cash flows from operation since its inception. The Company has a negative cash balance at December 31, 1996. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue in existence as a going concern, is dependent upon its ability to attain profitable operations and to obtain equity and/or debt financing. Management projects profitable operations over the next year but plans to rely on the Company's ability to successfully complete a proposed initial public offering in the near term.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Revenue and Cost Recognition

Revenues from fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. This method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment is recorded at cost and is depreciated using accelerated methods over their estimated useful lives. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation expense was $12,890 for 1996 and $785 for 1995.

Amortization

The license agreement represents the amount paid for the North American rights to certain computer technology. The license agreement costs are being amortized using the straight-line method over forty years. The Company periodically evaluates the realizability of intangible assets to determine whether any impairment has occurred in the value of such assets based on the provisions of Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (Statement No. 121). The initial adoption of Statement No. 121 in 1996 did not have a material impact on the Company's financial condition or results of operations.

The license agreement is net of accumulated amortization of $29,167 and $4,167 at September 30, 1996 and 1995, respectively. For the years ended September 30, 1996 and the period ended September 30, 1995, the amortization expense was $25,000 and $4,167, respectively.

Research and Development Expenses

Research and development expenditures are expended as incurred and totaled $24,978 for the year ended September 30, 1996 and $8,088 for the period ended September 30, 1995.

Income Taxes

The Company has adopted Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". This standard requires, among other things, recognition of future tax benefits, measured by enacted tax rates, attributable to deductible temporary differences between financial statement and income tax basis of assets and liabilities, and available net operating losses to the extent that the realization of such benefit is more likely than not. SFAS 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Use of Estimates

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Standards

During 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock Based Compensation", which is effective for fiscal years beginning after December 15, 1995. During 1997, the Financial Accounting Standards Board issued Statement NO. 128, "Earnings Per Share". Statement No. 123 is effective for years beginning after December 15, 1995 and Statement No. 128 is effective for years ending after December 15, 1997. The Company believes that the adoption of these standards will not have a material effect of the Company's results of operations or financial position.

NOTE 3 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

The following schedule presents the status of costs and estimated earnings on uncompleted contracts:

                                                           1996          1995
                                                         ---------     --------
Costs incurred on uncompleted contracts                  $ 344,386     $ 14,888
Estimated earnings                                         490,899       26,938
                                                         ---------     --------
                                                           835,285       41,826
Less:  Billings to date                                   (468,138)      12,600
                                                         ---------     --------
                                                         $ 367,147     $ 29,226
                                                         =========     ========

Included in accompanying balance sheets
  under the following captions:
  Costs and estimated earnings in excess of
     billings on uncompleted contracts                   $ 367,147     $ 30,170
  Billings in excess of costs and estimated
     earnings on uncompleted contracts                          --         (944)
                                                         ---------     --------
                                                         $ 367,147     $ 29,226
                                                         =========     ========

NOTE 4 - RELATED PARTY TRANSACTIONS

The following transactions occurred during the periods:

License Agreement

The Company entered into a license agreement with Intellisys Systems, Inc., ("Licensor"), for the North American rights to use certain computer technology, knowledge, and documentation associated with the sale of computer products to the automotive industry, as defined in the license agreement. Under the agreement, the Licensor will provide certain maintenance and support services to the Company. In addition, the Licensor provides certain marketing and management services to the Company. The agreement remains in force in perpetuity unless terminated by reason of the non-payment of royalties or other factors of the agreement including bankruptcy of the Company.

                        INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                           NOTES TO FINANCIAL STATEMENTS

NOTE 4 - RELATED PARTY TRANSACTIONS (Continued)

The agreement calls for the initial payment of $1,000,000, plus royalties of forty percent (40%) of the Company's gross revenue less the cost of direct materials. The payment of the $1,000,000 was to be made by paying $100,000 upon execution of the agreement and then ten percent (10%) of the Company's monthly revenue until the $900,000 balance had been paid. The Company subsequently paid the remaining $900,000 balance from the $1,500,000 proceeds from the common stock issued during the year.

The royalties paid to ISI are paid monthly. During the year ended September 30, 1996 and the period ended September 1995, the Company paid $265,420 and $10,712, respectively.

Transaction Involving Stockholders

Activity with the Company's stockholders during the year ended September 30, 1996 and the period ended September 30, 1995 is summarized as follows:

                                                          September    September
                                                          30, 1996      30, 1995
                                                          ---------     --------
Due from stockholders - Beginning of Period               $ 151,000     $     --

Cash receipts                                              (244,442)          --
Cash disbursements                                               --      150,000
Debt incurred for common stock                                   --        1,000
                                                          ---------     --------

Due from (due to) stockholders - End of Period            $ (93,442)    $151,000
                                                          =========     ========

Also, during the year ended September 30, 1996, the Company paid a stockholder $39,000 in consulting fees.

Advance Payable Licensor

The Company borrowed $147,700 from Licensor during the period ended September 30, 1995. This advance was repaid during the year ended September 30, 1996.

NOTE 5 - ISSUANCE OF COMMON STOCK

On July 14, 1995, the Company issued 1,000,000 shares of common stock at a price of .001 cents a share. On July 14, 1995, the Company issued an additional 1,000,000 shares of common stock which increased the total shares outstanding from 1,000,000 to 2,000,000 and raised $300,000.

During the year ended September 30, 1996, the Company issued 2,000,000 shares for $1,500,000.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LEASE AGREEMENT

The Company leases office space under an operating lease agreement. The lease was executed July 14, 1995 and covers office space located in Southfield, Michigan. The lease has a one-year term from its commencement date and provides for a monthly rent of $2,664.

The Company also leases an apartment under an operating lease agreement. The lease agreement provides for a one-year term with monthly payments of $1,800.

Rent expenses for the year ended September 30, 1996 and the period ended September 30, 1995 were $53,568 and $8,928, respectively.

NOTE 7 - INCOME TAXES

Temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities did not give rise to significant portions of deferred taxes at September 30, 1996 and 1995. There is a permanent difference between pretax income and taxable income due to the amortization of the license agreement. This amount was $25,000 for 1996 and $4,167 for 1995.

As of September 30, 1996, the Company had an unused net operating loss carry forward of $403,386 available for use on its future corporate federal tax returns. The Company's evaluation of the tax benefit of its net operating loss carry forward is presented in the following table. The tax amounts have been calculated using the 34% tax rate resulting from the use of graduated rates.

Deferred Tax Asset:
  Tax Benefit of Net Operating Loss                                   $ 137,151
  Less:  Evaluation allowance                                          (137,151)

Deferred Tax Asset                                                    $      --
                                                                      =========

The net operating loss carryover is summarized below:


Year Loss Originated                       Year Expiring        Amount
--------------------                       -------------        ------

  September 30, 1995                           2010           $  96,540
  September 30, 1996                           2011             306,846
                                                              ---------

     Total Available Net Operating Loss                       $ 403,386
                                                              =========

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 - NET (LOSS) PER SHARE

Net loss per share for fiscal years ended 1996 and 1995 has been computed in accordance with Securities and Exchange Commission Staff Accounting Bulletin
(SAB) No. 83. SAB No. 83 requires that common stock issued by the Comany in contemplation of the IPO at prices substantially below the initial public offering price be included in the calculation of common stock as if they were outstanding for all periods presented. Net loss per share was calculated by dividing the net loss by the weighted average number of common shares outstanding during the periods, computed in accordance with the treasury stock method. The weighted average common shares outstanding at September 30, 1996 and 1995 was $3,850.00

NOTE 9 - CONCENTRATION OF CREDIT RISK

The Company's financial instruments which are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash and temporary investments with high credit quality financial institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company sells its products to two of the big three in the automotive industry and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

NOTE 10 - MAJOR CUSTOMERS

As described in Note 1, the Company is involved in the business of creating and selling computer systems to the automotive industry. Specifically, the majority of the Company's sales have been to members of the big three auto manufacturers. During the year end, September 30, 1996 and the period from July 14, 1995 (Inception) to September 30, 1995, one hundred percent of the Company's contracts were with two members of the big three auto manufacturers.

NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at September 30, 1996 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

NOTE 12 - CONTINGENCIES

The Company is involved in various legal proceedings incident to the character of its business. Although it is not possible to predict the outcome of these proceedings, or any claims against the Company related thereto, the Company believes that such proceedings will not, individually or in the aggregate, have a material adverse effect on its financial condition or results of operations.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 13 - SUBSEQUENT EVENTS

On January 6, 1997, the capital structure of the Company was changed so that the originally authorized 20,000,000 shares of .001 par value common stock were replaced by 15,000,000 shares of .001 par value common stock, 3,000,000 shares of Class A .01 par value stock, and 2,000,000 shares of .01 par value preferred stock.

On January 10, 1997, the Company sold 2,000,000 shares of Class A $.01 par value common stock for 37.5 cents per share for a total of $750,000. The Company received stock subscriptions for this amount. At the time of the sale of stock, a stockholder loan payable existed in the amount of $390,684. The stock subscription receivable extinguished the stockholder loan payable, and as of January 30, 1997, after $276,650 of payments had been received, the balance in the stock subscription receivable was $82,666.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.

                         CONDENSED FINANCIAL STATEMENTS

                                NINE MONTHS ENDED

                             JUNE 30, 1997 AND 1996

                     INTELLISYS AUTOMOTIVE SYSTEMS, INC.

                                    INDEX

                                                                         Page
                                                                        Number

Condensed Consolidated Financial Statements (Unaudited)

      Condensed Consolidated Balance Sheet -
      June 30, 1997. . . . . . . . . . . . . . . . . . . . . . . . .     1-2

      Condensed Consolidated Statements of Operations -
      Nine months ended June 30, 1997 and 1996 . . . . . . . . . . .       3

      Condensed Consolidated Statements of Cash Flows -
      Nine months ended June 30, 1997 and 1996 . . . . . . . . . . .       4

      Notes to Condensed Consolidated Financial Statements -
      June 30, 1997. . . . . . . . . . . . . . . . . . . . . . . . .     5-7

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                             CONDENSED BALANCE SHEET
                                  JUNE 30, 1997
                                   (UNAUDITED)

                                    ASSETS
                                                                       1997
                                                                    -----------
Current Assets:
  Cash                                                              $     5,063
  Contract receivables                                                  465,851
  Costs and estimated earnings in excess of billings on
    uncompleted contracts                                               581,146
  Inventory                                                              13,057
  Deposits for public offering costs                                    100,000
  Other current assets                                                   10,178
                                                                    -----------
      Total Current Assets                                            1,175,295
                                                                    -----------
Property and Equipment:
  Office furniture and equipment                                          6,149
  Computer equipment                                                     44,022
  Less: accumulated depreciation                                        (22,687)
                                                                    -----------

      Property and Equipment, net                                        27,484
                                                                    -----------
Other Assets:
  License agreement, net of amortization                                952,083
  Deposits                                                                4,164
  Loan to licensor                                                      390,312
                                                                    -----------

      Total Other Assets                                              1,346,559
                                                                    -----------

Total Assets                                                        $ 2,549,338
                                                                    ===========

          See accompanying notes to condensed financial statements.

                     INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                           CONDENSED BALANCE SHEET
                                JUNE 30, 1997
                                 (UNAUDITED)

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                        1997
                                                                    -----------
Current Liabilities:
   Accounts payable                                                 $   229,653
   Accounts payable - related party                                      73,414
   Billings in excess of costs and estimated earnings on
     uncompleted contracts                                              198,498
                                                                    -----------
      Total Current Liabilities                                         501,565
                                                                    -----------
Loan Payable - Stockholders                                             552,352
                                                                    -----------

      Total Liabilities                                               1,053,917
                                                                    -----------
Stockholders' Equity:
  Preferred stock, $.01 par value - 2,000,000
    shares authorized; none issued and outstanding                           --
  Common stock, $.001 par value - 15,000,000
    shares authorized; shares issued and outstanding
    4,000,000                                                             4,000
  Common stock, (Class A) $.01 par value - 3,000,000
    shares authorized; 2,000,000 shares issued and outstanding           20,000
  Additional paid-in-capital                                          2,527,000
  Accumulated deficit                                                (1,055,579)
                                                                    -----------
      Total Stockholders' Equity                                      1,495,421
                                                                    -----------
Total Liabilities and Stockholders' Equity                          $ 2,549,338
                                                                    ===========

           See accompanying notes to condensed financial statements.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                   For the nine months ended
                                                           June 30,
                                                  -----------------------------
                                                      1997              1996
                                                  -----------       -----------

Revenues                                          $   802,717       $   522,858
                                                  -----------       -----------

Costs and Expenses:
  Cost of revenues                                    749,858           295,863
  Marketing                                           132,674            51,385
  General and administrative                          364,735           178,543
  Amortization - license costs                         18,750            18,750
  Royalties                                           160,141           166,543
  Research and development                                 --            18,921
                                                  -----------       -----------

Total costs and expenses                            1,426,158           730,005
                                                  -----------       -----------

Loss from operations                                 (623,441)         (207,147)
                                                  -----------       -----------

Other income (expense):
  Interest income                                         415               677
  Interest expense                                         --              (834)
                                                  -----------       -----------

Total other income (expense)                              415              (157)
                                                  -----------       -----------

Net loss before income tax benefit                   (623,026)         (207,304)

Income tax benefit                                         --                --
                                                  -----------       -----------

Net loss                                          $  (623,026)      $  (207,304)
                                                  ===========       ===========

Weighted average common
   shares outstanding                               6,000,000         6,000,000
                                                  ===========       ===========

Net loss per common share                         $      (.10)      $      (.03)
                                                  ===========       ===========

            See accompanying notes to condensed financial statements.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                       For the nine months ended
                                                                June 30,
                                                       ------------------------
                                                          1997         1996
                                                       ----------   -----------
Cash flows from operating activities:
Net cash used by operations                             $(801,948)  $  (471,207)
                                                        ---------   -----------

Cash flows from investing activities:
  Purchase of property and equipment                       (2,468)      (13,504)
                                                        ---------   -----------
  Deposits for public offering costs                     (100,000)           --
                                                        ---------   -----------
Net cash used by investing activities                    (102,468)      (13,504)
                                                        ---------   -----------

Cash flows from financing activities:
  Proceeds from issuance of common stock                  359,316
  Loan to related party                                  (390,312)           --
  Proceeds from stockholder loan                          849,594     1,167,706
  Increase in related party loan                               --        26,694
  Payments on contract payable                                 --      (896,558)
  Payments on stockholder receivable                           --       151,000
                                                        ---------   -----------
Net cash provided by financing activities                 818,598       448,842
                                                        ---------   -----------



Net decrease in cash                                      (85,818)      (35,869)

Cash, beginning of period                                  90,881        51,753
                                                        ---------   -----------

Cash, end of period                                     $   5,063   $    15,884
                                                        =========   ===========


Supplemental disclosure of cash flow
  information Cash paid during the period for:
    Interest                                            $      --   $       834
                                                        =========   ===========
    Income taxes                                        $      --   $        --
                                                        =========   ===========

Supplemental schedule of noncash
  Investing and financing activity:
    Issuance of common stock for stockholder debt       $ 390,684   $        --
                                                        =========   ===========

            See accompanying notes to condensed financial statements.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 1997

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation of the results for the interim periods presented have been included.

These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's Annual Financial Statement for the year ended September 30, 1996. Operating results for the nine months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended September 30, 1997.

It is recommended that the accompanying condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included elsewhere in this filing.

NOTE 2 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

The following schedule presents the status of costs and estimated earnings on uncompleted contracts:


                                                                1997
                                                             ----------
Costs incurred on uncompleted contracts                      $  660,495
Estimated earnings                                              670,662
                                                             ----------
                                                              1,331,157
Less:  Billings to date                                        (948,509)
                                                             ----------
                                                             $  382,648
                                                             ==========

Included in accompanying balance sheets under the
  following captions:
  Costs and estimated earnings in excess of billings
    on uncompleted contracts                                 $  581,146
  Billings in excess of costs and estimated earnings
    on uncompleted contracts                                   (198,498)
                                                             ----------
                                                             $  382,648
                                                             ==========

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 1997

NOTE 3 - INCOME TAXES

Temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities did not give rise to significant portions of deferred taxes at June 30, 1997. There is a permanent difference between pretax income and taxable income due to the amortization of the license agreement.

As of June 30, 1997, the Company had an unused net operating loss carry forward of $1,026,412 available for use on its future corporate federal tax returns. The Company's evaluation of the tax benefit of its net operating loss carry forward is presented in the following table. The tax amounts have been calculated using the 34% tax rate resulting from the use of graduated rates.

  Deferred tax asset:
    Tax benefit of net operating loss                     $ 348,980
    Less: valuation allowance                              (348,980)
                                                          ---------
  Deferred tax asset                                      $      --
                                                          =========

The net operating loss carryover of $1,026,412 will begin to expire in the year 2019.

NOTE 4 - RELATED PARTIES TRANSACTIONS

Activity with the Company's stockholders during the nine months ended June 30, 1997 and is summarized as follows:

                                                                 June
                                                               30, 1997
                                                               ---------
Loan payable stockholders - beginning of period                $  93,442
  Cash receipts                                                  849,594
  Cash disbursements                                                  --
  Common stock issued for debt                                  (390,684)
                                                               ---------
Loan payable stockholders - end of period                      $ 552,352
                                                               =========

During the nine months ended June 30, 1997, the Company advanced $390,455 to Intellisys Systems, Inc., ("Licensor").

Also, during the nine months ended June 30, 1997, the Company incurred $45,130 in consulting fees to a stockholder and was advanced $73,414 as of that date.

                       INTELLISYS AUTOMOTIVE SYSTEMS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 1997

NOTE 5 - CONTINGENCIES

The Company is involved in various legal proceedings incident to the character of its business. Although it is not possible to predict the outcome of these proceedings, or any claims against the Company related thereto, the Company believes that such proceedings will not, individually or in the aggregate, have a material adverse effect on its financial condition or results of operations.


NOTE 6 - COMMON AND PREFERRED STOCK

On January 6, 1997, the capital structure of the Company was changed so that the originally authorized 20,000,000 shares of .001 par value common stock were replaced by 15,000,000 shares of .001 par value common stock, 3,000,000 shares of Class A .01 par value stock, and 2,000,000 shares of .01 par value preferred stock.

On January 10, 1997, the Company issued 1,041,824 shares of stock in exchange for a stockholder loan of $390,684. In addition, the Company issued 958,176 shares in exchange for a stock subscription receivable for a total of 2,000,000 shares at 37.5 cents per share.


NOTE 7 - INVENTORY

Inventory is stated at the lower cost or (first-in, first-out method) or Market. The inventory consist of computer hardware and supplies.


NOTE 8 - ROYALTIES

As of January 1, 1997, the agreement to pay Intellisys Systems, Inc., ("Licensor") royalties was renegotiated from 40% to 30% of the Company's gross revenue, less the cost of direct materials.


NOTE 9 - NET (LOSS) PER SHARE

Net loss per share for the nine months ended June 30, 1997 and 1996 has been computed in accordance wit Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 83. SAB No. 83 requires that common stock issued by the Company in contemplation of the IPO at prices substantially below the initial public offering price be included in the calculation of common stock as if they were outstanding for all periods presented. Net loss per share was calculated by dividing the net loss by the weighted average number of common shares outstanding during the periods. The weighted average common shares outstanding at June 30, 1997 and 1996 was 6,000,000.

--------------------------------------------------------------------------------

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus, nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                   ----------

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

Prospectus Summary............................................................4
Risk Factors..................................................................9
The Company..................................................................20
Dividend Policy..............................................................20
Use of Proceeds..............................................................20
Dilution ....................................................................21
Capitalization...............................................................23
Selected Financial Data......................................................24
Management's Discussion and Analysis of
         Financial Condition and Results of Operations.......................25
Business ....................................................................26
Management...................................................................41
Principal Stockholders.......................................................46
Certain Transactions.........................................................46
Description of the Securities................................................47
Shares Eligible for Future Sale..............................................53
Underwriting.................................................................54
Legal Matters................................................................56
Experts  ....................................................................57
Available Information........................................................57
Index to Financial Statements.............................................F - 1


                                   ----------

     Until ________, 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[LOGO]
IntelliSys Automotive Systems, Inc.


300,000 UNITS

Each Unit Consisting of
Two Shares of Common Stock
and
One Common Stock Purchase Warrants


--------------
PROSPECTUS
--------------


The Agean Group, Inc.



             , 1997

--------------------------------------------------------------------------------

                                    PART II


Item 24. Indemnification of Directors and Officers.

         Article EIGHTH of the Registrant's Certificate of Incorporation, as amended, contains the following provision with respect to the indemnification of directors of the Company:

         "EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented."

         Sections 1,2, 3 and 4 of Article 8 of the Registrant's By-laws contain the following provision with respect to the indemnification of directors, officers, and authorized representatives:

           "Section 1. Indemnification of Directors and Officers in Third Party Proceedings. The Corporation shall indemnify any director or officer of the Corporation who was or is an "authorized representative" of the Corporation (which shall mean for the purposes of this Article a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding " (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (which shall include for purposes of this Article attorney's fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to a criminal third party proceeding (which shall include for purposes of this Article any investigation which could or does lead to a criminal third party proceeding) had not reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful."

           "Section 2. Indemnification of Directors and Officers in Corporate Proceedings. The Corporation shall indemnify any director or officer of the Corporation who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or any investigative proceeding by or on behalf of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper."

           "Section 3. Indemnification of Authorized Representatives. To the extent that an authorized representative of the Corporation who neither was nor is a director or officer of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith. Such an authorized representative may, at the discretion of the Corporation, be indemnified by the Corporation in any other circumstances to any extent if the Corporation would be required by Section 1 or 2 of this Article VIII to indemnify such person in such circumstances to such extent as if such person were or had been a director or officer of the Corporation."

           "Section 4. General Terms. Any indemnification under Section 1 and
         Section 2 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he had met the applicable standard of conduct set forth in Section 1 and Section 2 of this Article VIII. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (iii) by the shareholders.

           "Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in these By-laws."

         Section 145 of the Delaware General Corporation Law also contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company (or, at the request of the Company, a director or officer of another corporation or other enterprise); provided the officers or directors acted in good faith. The Company also may obtain an insurance policy which will cover officers and directors for any liability arising out of their actions in such capacity.

         The foregoing do not and will not eliminate or limit the liability of a director for violating his duty of loyalty (which includes the obligation of a director of the Company to refrain from self dealing with respect to the Company, improperly competing with the Company or usurping Company opportunities), failing to act in good faith, engaging in intentional misconduct or knowingly violating a law or participating in the payment of a dividend or a stock repurchase or redemption for himself. The foregoing also do not and will not affect any director's liability under federal securities laws or the availability of equitable remedies such as an injunction or rescission for breach of fiduciary duty.

Item 25. Other Expenses of Issuance and Distribution.

         The following table sets forth an itemized list of all expenses to be borne by the Registrant in connection with the issuance and distribution of the securities being registered hereby other than underwriting discounts and commissions and non-accountable expenses.

SEC Registration Fee...........................................   $   2,006.83
NASD Filing Fee................................................       1,116.53
State Securities Laws (Blue Sky) Fees and Expenses.............      30,000.00*
Nasdaq SmallCap Market Listing Fee.............................      10,000.00*
Printing and Engraving.........................................      60,000.00*
Legal Fees and Expenses........................................     145,000.00*
Accounting Fees and Expenses...................................      50,000.00*
Escrow Agent Fee...............................................      10,000.00*
Transfer Agent Fees............................................       5,000.00*
Miscellaneous Expenses.........................................      36,830.64*
                                                                   -----------
         TOTAL.................................................    $350,000.00*
                                                                   ===========
----------
*        Estimated.

Item 26. Sales of Unregistered Securities.

         Effective July 17, 1995, the Registrant issued and delivered shares of Common Stock to the individuals and entities listed below for the consideration set forth opposite their respective names. All of such shares of Common stock were issued pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof.

Name                            Number of Shares        Aggregate Consideration
----                            ----------------        -----------------------
Marcel Brun...............          500,000                    $  75,250
FMC Group, Inc............          500,000                       75,250
Paul Ulli, Jr.............          500,000                       75,250
Suzanne Wolf                        500,000                       75,250
                                  ---------                    ---------
         Totals...........        2,000,000                    $ 301,000


         Effective September 30, 1996, the Registrant sold and issued an aggregate 2,000,000 shares of Common Stock to a total of twenty individuals (100,000 shares each) for the aggregate consideration of $1,500,000 ($.75 per share). The issuance of all of such shares of Common Stock did not require registration under the Securities Act in that they were not issued or sold pursuant to an "offer," "offer to sell," "sale" or "offer to buy" for the purposes of Section 5 of the Securities Act as provided by Rule 501 of Regulation D promulgated under said Section 5.


         Effective January 10, 1997, the Registrant sold and issued an aggregate 2,000,000 shares of its Class A Stock to a total of 29 individuals for the aggregate consideration of $750,000 ($.375 per share). All of such shares of Common stock were issued pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof.


      The Registrant believes that the purchasers of the above described securities were all sophisticated investors within the meaning of the applicable securities laws.


Item 27.   Exhibits.

Number      Description
------      -----------

1.1+ Form of Underwriting Agreement, to be entered into between Registrant and The Agean Group, Inc.

1.2+ Form of Underwriter's Warrant Agreement, to be entered into between Registrant and

         The Agean Group, Inc.

1.3+ Form of Warrant Agreement, to be entered into between the Registrant and Liberty Transfer Co.

3.1      Articles of Incorporation of Registrant, as amended to date.

3.2      By-Laws of Registrant, as amended to date.

4.1+     Specimen Common Stock Certificate.

4.2+     Specimen Common Stock Purchase Warrant.

4.3+     Form of Underwriter's Warrant.

4.4+     Form of Common Stock Certificate.

5.1+     Opinion of Mintz & Fraade, P.C.

10.1+    1997 Stock Option Plan.


10.2 License Agreement between Registrant and ISI Technology Corp (formerly Known as IntelliSys Systems, Inc. ), as amended.

10.3+    Management Agreement between Registrant and FMC Group, Inc.


23.1+    Consent of Mintz & Fraade, P.C.

23.2     Consent of Daszkal, Bolton & Manela.

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

----------
+        To be filed by amendment.

Item 28.    Undertakings.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to any of the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will governed by the final adjudication of such issue.

      The Registrant hereby undertakes that it will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and, notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (c) Include any additional or changed material information with respect to the plan of distribution.

      (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

      The Registrant hereby further undertakes to provide to the Underwriters at the closing as specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

      The Registrant hereby further undertakes that it will:

      (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective; and

      (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of such securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Southfield, State of Michigan, on November 12, 1997.



                                             INTELLISYS AUTOMOTIVE SYSTEMS, INC.

                                           By:   /s/ Douglas Dick
                                                 -------------------------------
                                                      Douglas Dick, President

                               POWER OF ATTORNEY

      We, the undersigned officers and directors of IntelliSys Automotive Systems, Inc., hereby severally constitute and appoint Douglas Dick and James Perretty, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents in connection thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


         Name                        Title                           Date
         ----                        -----                           ----
                           President, Chief Executive
/s/ Douglas Dick           Officer and Director                November 12, 1997
------------------------
     Douglas Dick

/s/ Fred Shadko            Director                            November 12, 1997
------------------------
      Fred Shadko
                           Chief Financial Officer (Principal
                           Financial and Accounting Officer)   November 12, 1997
/s/ James Perretty         and Director
------------------------
    James Perretty

/s/ Paul Michelin          Director                            November 12, 1997
------------------------
     Paul Michelin